UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☐  Filed by a Party other than the Registrant ☒

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

GENCO SHIPPING AND TRADING LIMITED
(Name of Registrant as Specified In Its Charter)

Diana Shipping Inc.
Semiramis Paliou
Simeon Palios
Ioannis Zafirakis
Maria Dede
Margarita Veniou
Evangelos Sfakiotakis
Maria-Christina Tsemani
Anastasios Margaronis
Kyriacos Riris
Apostolos Kontoyannis
Eleftherios Papatrifon
Simon Frank Peter Morecroft
Jane Sih Ho Chao
Gustave Brun-Lie
Paul Cornell
Chao Sih Hing Francois
Jens Ismar
Viktoria Poziopoulou
Quentin Soanes
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

March [•], 2026
To Fellow Shareholders of Genco Shipping and Trading Limited:

Diana Shipping Inc. (NYSE: DSX) (“Diana”), a global provider of shipping transportation services, is the holder of 6,413,151 shares of common stock of Genco Shipping and Trading Limited (“Genco”), representing approximately 14.8% of Genco’s outstanding shares of common stock.

On November 24, 2025, we submitted to Genco’s board of directors a proposal to acquire all of the outstanding shares of Genco we did not already own for a price of $20.60 per share in cash. The offer price represented a 15% premium to the closing price of Genco’s shares on November 21, 2025 (the last trading day before we disclosed this initial offer), a 21% premium to the closing price of Genco’s shares on July 17, 2025 (the date we initially disclosed our ownership stake in Genco), and a 23% premium to the volume-weighted average price of Genco’s shares for each of the 30-day and 90-day periods ending November 21, 2025.
On March 6, 2026, we increased our offer to $23.50 per share in cash, a 31% premium to the closing price of Genco’s shares on November 21, 2025. This increased proposal was made by us in partnership with Star Bulk Carriers Corp. (“Star Bulk”) (Nasdaq: SBLK), a global shipping company focusing on the transportation of dry bulk cargoes. This increased proposal is supported by $1.433 billion of fully committed financing, arranged by DNB Carnegie and Nordea, with participation from other leading international banks, including BNP Paribas, Standard Chartered, Deutsche Bank, and Danske Bank. In addition, we entered into a definitive agreement with Star Bulk to sell 16 of Genco’s vessels to Star Bulk for $470.5 million in cash upon completion of  our  acquisition of Genco. Together, the fully committed financing and the definitive agreement with Star Bulk provide a clear and executable path to complete our  acquisition of Genco’s outstanding shares, refinance existing indebtedness, and pay related transaction expenses. Despite making this highly attractive, fully-financed, increased proposal that would provide Genco shareholders with immediate cash liquidity at a premium price, the Genco board of directors has to date refused to engage with us regarding our proposal.

  We are sending you the enclosed Proxy Statement and accompanying GOLD universal proxy card or GOLD voting instruction form because we are soliciting proxies from Genco’s shareholders to be used at Genco’s 2026 annual meeting of shareholders (“2026 Annual Meeting”). At the 2026 Annual Meeting, six directors will be elected to serve for terms expiring at Genco’s 2027 annual meeting, and certain other business (including business proposed by Diana, described in more detail in the enclosed Proxy Statement) will be transacted. Genco has announced that the 2026 Annual Meeting will be held on [•], 2026 at [•], Eastern Time, at [•], and that the record date for determining the Genco shareholders entitled to vote at the 2026 Annual Meeting is [•], 2026.

  We are seeking your support for the election of our six highly qualified, independent director nominees to replace the current Genco directors.  We have nominated these six candidates because we believe Genco shareholders deserve a refreshed Board that will be open to exploring strategic alternatives to maximize value for shareholders, including engaging in good faith with us regarding our highly compelling proposal. The current Genco directors’ actions thus far demonstrate that they are not open to such opportunities.

If you have any questions or require any assistance in executing or delivering your proxy, please contact our proxy solicitor, Okapi Partners LLC (“Okapi”), by phone at 855-305-0857 (toll free) or email at info@okapipartners.com.
Very Truly Yours,

Semiramis Paliou
Chief Executive Officer and Director
Diana Shipping Inc.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION
Dated March [•], 2026

2026 ANNUAL MEETING OF SHAREHOLDERS
OF
GENCO SHIPPING AND TRADING LIMITED

PROXY STATEMENT
OF
Diana Shipping Inc.
Semiramis Paliou
Simeon Palios
Ioannis Zafirakis
Maria Dede
Margarita Veniou
Evangelos Sfakiotakis
Maria-Christina Tsemani
Anastasios Margaronis
Kyriacos Riris
Apostolos Kontoyannis
Eleftherios Papatrifon
Simon Frank Peter Morecroft
Jane Sih Ho Chao
Gustave Brun-Lie
Paul Cornell
Chao Sih Hing Francois
Jens Ismar
Viktoria Poziopoulou
Quentin Soanes

This proxy statement (this “Proxy Statement”) and accompanying GOLD universal proxy card or GOLD voting instruction form are being furnished to shareholders of Genco Shipping and Trading Limited, a Marshall Islands corporation (“Genco” or the “Company”) by the Diana Parties (as defined below) in connection with the 2026 annual meeting of shareholders of the Company (including any and all adjournments, postponements, continuations or reschedulings thereof, or any other meetings of shareholders of the Company held in lieu thereof, the “2026 Annual Meeting”). Genco has announced that the 2026 Annual Meeting will be held on [•], 2026 at [•], Eastern Time, at [•], and that the Company has set [•], 2026 as the record date for determining the Genco shareholders entitled to vote at the 2026 Annual Meeting (the “Record Date”).

The participants in this solicitation are:

•	Diana Shipping Inc., a Marshall Islands corporation.
•	Semiramis Paliou, a citizen of Greece.
•	Simeon Palios, a citizen of Greece.
•	Ioannis Zafirakis, a citizen of Greece.
•	Maria Dede, a citizen of Greece.
•	Margarita Veniou, a citizen of Greece.
•	Evangelos Sfakiotakis, a citizen of Greece.
•	Maria-Christina Tsemani, a citizen of Greece.
•	Anastasios Margaronis, a citizen of Greece.
•	Kyriacos Riris, a citizen of Cyprus.
•	Apostolos Kontoyannis, a citizen of Greece.
•	Eleftherios Papatrifon, a citizen of Greece.
•	Simon Frank Peter Morecroft, citizen of the United Kingdom.
•	Jane Sih Ho Chao, a citizen of the People’s Republic of China.

•	Gustave Brun-Lie, a citizen of Norway.
•	Paul Cornell, a citizen of the United States.
•	Chao Sih Hing Francois, a citizen of the People’s Republic of China.
•	Jens Ismar, a citizen of Norway.
•	Viktoria Poziopoulou, a citizen of Greece.
•	Quentin Soanes, a citizen of the United Kingdom and Australia.

Gustave Brun-Lie, Paul Cornell, Chao Sih Hing Francois, Jens Ismar, Viktoria Poziopoulou, and Quentin Soanes are Diana’s nominees (collectively, the “Diana Nominees”) to serve on the Board of Directors of Genco (the “Genco Board”).

 Diana Shipping Inc. (“Diana”), together with Mses. Paliou, Dede, Veniou, Tsemani, and Chao and Messrs. Palios, Zafirakis, Sfakiotakis, Margaronis, Riris, Kontoyannis, Papatrifon, and Morecroft are collectively referred to herein as the “Diana Parties” (or “we”, “us” or “our”). The Diana Parties and the Diana Nominees are collectively referred to as the “Participants”.

The Diana Parties are soliciting proxies from holders of common stock of Genco, par value $0.01 per share (the “Common Stock”), to take the following actions at the 2026 Annual Meeting:

1.
To elect each of the six Diana Nominees, Gustave Brun-Lie, Paul Cornell, Chao Sih Hing Francois, Jens Ismar, Viktoria Poziopoulou and Quentin Soanes, to the Genco Board to serve for a one-year term expiring at the next annual meeting of the Company’s shareholders or until his or her successor is duly elected and qualified (the “Nomination Proposal”);

2.
To approve the repeal of each provision of, and each amendment to, the By-Laws of the Company, as amended through August 28, 2025 (the “By-Laws”), adopted by the Genco Board without the approval of the shareholders of the Company subsequent to August 28, 2025, which is the date of the most recent publicly disclosed amendment to the By-Laws (the “By-Law Repeal Proposal”);

3.
To approve a proposal that the Genco Board, with the assistance of a nationally recognized financial advisor, promptly following the 2026 Annual Meeting, conduct a process to explore strategic alternatives for the Company with the objective of maximizing value for Genco shareholders, and that the Genco Board, at the conclusion of such process, disclose to the Company’s shareholders the results of such process (the “Strategic Review Proposal” and, together with the Nomination Proposal and the By-Law Repeal Proposal, the “Diana Proposals”).

Each share of Common Stock outstanding as of the Record Date is entitled to one vote on all matters presented at the 2026 Annual Meeting.

The Company has disclosed in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 that as of February 18, 2026, there were 43,317,810 shares of Common Stock outstanding. The Company’s definitive proxy statement, when it is filed with the SEC, is expected to provide the number of shares of Common Stock outstanding and entitled to vote at the 2026 Annual Meeting as of the Record Date.

THIS SOLICITATION IS BEING MADE BY THE DIANA PARTIES AND NOT ON BEHALF OF THE GENCO BOARD OF DIRECTORS.

As of the date of this Proxy Statement, Diana beneficially owns 6,413,151 shares of Common Stock, representing approximately 14.8% of the outstanding shares of Common Stock. Diana is the holder of record of 1,000 of those shares. Diana intends to vote all of its shares of Common Stock held as of the Record Date “FOR” the election of the six Diana Nominees, “WITHHOLD” on the election of the six Company Nominees, “FOR” the Auditor Proposal, “AGAINST” the Say on Pay Proposal, “FOR” the By-Law Repeal Proposal, and “FOR” the Strategic Review Proposal.

On November 24, 2025, Diana submitted to the Genco Board a proposal to acquire all of the outstanding shares of Common Stock that Diana did not already own for a price of $20.60 per share in cash. The offer price represented a 15% premium to the closing price of the Common Stock on November 21, 2025 (the last trading day before Diana disclosed its offer), a 21% premium to the closing price of the Common Stock on July 17, 2025 (the date that Diana initially disclosed its ownership stake in Genco), and a 23% premium to the volume-weighted average price of the Common Stock for each of the 30-day and 90-day periods ending November 21, 2025.

On January 16, 2026, Diana submitted to Genco a formal notice of its intention (“Notice”) to nominate the Diana Nominees for election to the Genco Board following Genco’s rejection of Diana’s proposal to acquire Genco without  engaging with Diana regarding its proposal.

On March 6, 2026,  Diana increased to $23.50 per share in cash the offer price for its proposal to acquire all of the outstanding shares of Common Stock that Diana did not already own (the “Revised Proposal”).  This increased proposal represented a 31% premium to the closing price of Genco’s shares on November 21, 2025. Diana made this increased proposal in partnership with Star Bulk. This increased proposal is supported by $1.433 billion of fully committed financing, arranged by DNB Carnegie and Nordea, with participation from leading international banks, including DNB, Nordea, BNP Paribas, Standard Chartered, Deutsche Bank and Danske Bank. In addition, Diana entered into a definitive agreement with Star Bulk to sell to it 16 of Genco’s vessels for $470.5 million in cash upon completion of  its acquisition of Genco. Together, the fully committed financing and the definitive agreement with Star Bulk provide a clear and executable path to complete our acquisition of Genco’s outstanding shares, refinance existing indebtedness, and pay related transaction expenses.  Despite making this highly attractive, fully-financed, increased proposal that would provide Genco shareholders with immediate cash liquidity at a premium price, the Genco Board has to date refused to engage with Diana regarding its proposal.

The Diana Parties are seeking your support for the election of the six highly qualified, independent Diana Nominees to replace the current Genco directors. Diana has nominated the six Diana Nominees because it believes Genco shareholders deserve a refreshed Genco Board that will be open to exploring strategic alternatives to maximize value for shareholders, including engaging in good faith with Diana regarding its highly compelling Revised Proposal. The current Genco directors actions thus far demonstrate that they are not open to such opportunities.

While there can be no assurance that the election of the Diana Nominees will lead to the consummation of any transaction between Genco and Diana or any other transaction, and although the Diana Nominees have not made any commitment to the Diana Parties to do so, the Diana Parties believe that the Diana Nominees, if elected, will be open to exploring strategic alternatives to maximize value for Genco shareholders, including engaging in good faith with Diana regarding its highly compelling Revised Proposal, although the substance of any such process would be determined by the newly-elected Genco Board in consultation with its advisors and has not been discussed between the Diana Parties and the Diana Nominees.

Each of the Participants may be deemed a “participant” in this solicitation under the United States Securities and Exchange Commission (the “SEC”) rules.

This Proxy Statement and the accompanying GOLD universal proxy card or GOLD voting instruction form are first being sent or given on or about [•], 2026 to holders of shares of Common Stock as of the Record Date.

Through this Proxy Statement and enclosed GOLD universal proxy card or GOLD voting instruction form, we are soliciting proxies to elect the six Diana Nominees to become the Company’s directors and to pass each of the By-Law Repeal Proposal and the Strategic Review Proposal. The Participants and the Company will each be using a universal proxy card for voting on the election of directors at the 2026 Annual Meeting, which will include the names of all nominees for election to the Genco Board. Shareholders will have the ability to vote for any combination (up to six total) of the Diana Nominees and the Company’s nominees on the enclosed GOLD universal proxy card or GOLD voting instruction form. There is no need to use the Company’s universal proxy card or voting instruction form, regardless of how you wish to vote.

The names, background and qualifications of the Company’s nominees and other information about them is expected to be found in the Company’s proxy statement for the 2026 Annual Meeting (the “Company Proxy Statement”), which will be filed by the Company with the SEC and which may be accessed, once available, without cost on the SEC’s website at https://www.sec.gov.

Assuming one or more of the Diana Nominees receive sufficient votes to be elected to the Genco Board, your vote to elect such Diana Nominees will have the legal effect of replacing an equivalent number (up to six) of the incumbent directors of the Company.

The Diana Parties urge shareholders to use our GOLD universal proxy card or GOLD voting instruction form to vote:

•
“FOR” the election of each of the six Diana Nominees (i.e., “FOR” Gustave Brun-Lie, “FOR” Paul Cornell, “FOR” Chao Sih Hing Francois, “FOR” Jens Ismar, “FOR” Viktoria Poziopoulou, and “FOR” Quentin Soanes), and to

•	“WITHHOLD” on the election of the following six directors: [•], [•], [•], [•],[•] and [•] (each, a “Company Nominee” and, together, the “Company Nominees”).

Shareholders may vote for up to [•] nominees to the Genco Board.

We are recommending that shareholders “WITHHOLD” on the Company Nominees because we believe that the Company Nominees are responsible for the Company’s failure to engage, in any substantive manner, on the terms of the Revised Proposal offered by Diana.

IMPORTANTLY, IF YOU MARK MORE THAN SIX “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID. IF YOU MARK FEWER THAN SIX “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, YOUR SHARES WILL ONLY BE VOTED “FOR” THE NOMINEES YOU HAVE SO MARKED.

Additionally, we expect that the Company Proxy Statement will include proposals relating to the ratification of the appointment of Deloitte & Touche LLP as the independent auditors of Genco for the fiscal year ending December 31, 2026 (the “Auditor Proposal”) and a non-binding, advisory resolution regarding the compensation of the Company’s named executive officers (the “Say on Pay Proposal”). We recommend that you vote “FOR” the Auditor Proposal and we make no recommendation with respect to the Say on Pay Proposal.

Except as set forth in this Proxy Statement, we do not know of any other matters to be presented for approval by the shareholders at the 2026 Annual Meeting. If, however, we learn of any other proposals made at a reasonable time before the 2026 Annual Meeting, we will either supplement this Proxy Statement and provide shareholders with an opportunity to vote by proxy directly on such matters or will not exercise discretionary authority with respect thereto. If other matters are properly presented thereafter, the persons named as proxies in the enclosed GOLD universal proxy card or GOLD voting instruction form will vote the shares of Common Stock represented thereby in accordance with their discretion pursuant to the authority granted in the proxy.

The Diana Parties believe that by rejecting Diana’s initial proposal to acquire Genco without  engaging with Diana regarding its proposal and by thus far failing to engage with Diana regarding its Revised Proposal, made in partnership with Star Bulk, to acquire for $23.50 per share in cash all of the outstanding shares of Common Stock that Diana did not already own, the current directors of Genco are not acting in your best interests. To that end, Diana has nominated a slate of six highly-qualified, independent nominees for election to the Genco Board.

The Diana Parties are also asking shareholders to approve the By-Law Repeal Proposal because the Diana Parties believe that in order to ensure that the shareholders’ will with respect to the Diana Proposals is upheld, no effect should be given to any provision of, or other amendment to, the By-Laws, if any, unilaterally approved by the Genco Board after the date of the most recent publicly disclosed amendment to the By-Laws.

While no assurances can be given that the election of the Diana Nominees to the Genco Board will enhance value, we believe that, if elected, the Diana Nominees will be open to exploring strategic alternatives to maximize value for Genco shareholders, including engaging in good faith with Diana regarding its highly compelling Revised Proposal, although the substance of any such process would be determined by the newly-elected Genco Board in consultation with its advisors and has not been discussed between the Diana Parties and the Diana Nominees. WE THEREFORE URGE YOU TO SUPPORT THIS EFFORT BY VOTING “FOR” THE ELECTION OF EACH OF GUSTAVE BRUN-LIE, PAUL CORNELL, CHAO SIH HING FRANCOIS, JENS ISMAR, VIKTORIA POZIOPOULOU, AND QUENTIN SOANES, AND VOTING “WITHHOLD” ON THE ELECTION OF THE SIX COMPANY NOMINEES (I.E., [•], [•], [•], [•],[•] AND [•]), BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED GOLD UNIVERSAL PROXY CARD OR GOLD VOTING INSTRUCTION FORM TODAY.

ADDITIONALLY, THE DIANA PARTIES URGE YOU TO VOTE “FOR” THE BY-LAW REPEAL PROPOSAL AND “FOR” THE STRATEGIC REVIEW PROPOSAL, AND THE DIANA PARTIES RECOMMEND THAT YOU VOTE “FOR” THE AUDITOR PROPOSAL, IN EACH CASE, BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED GOLD UNIVERSAL PROXY CARD OR GOLD VOTING INSTRUCTION FORM TODAY. THE DIANA PARTIES MAKE NO RECOMMENDATION WITH RESPECT TO THE SAY ON PAY PROPOSAL.

The principal executive offices of the Company are located at 299 Park Avenue, 12th Floor, New York, New York 10171.

This proxy solicitation is being made by the Diana Parties, and not on behalf of the Genco Board or Genco’s management.

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting:

This Proxy Statement and the accompanying GOLD universal proxy card will be made available to shareholders by mail. The proxy materials, including the Proxy Statement, are also available without cost at [•].

REGARDLESS OF WHETHER YOU INTEND TO ATTEND THE 2026 ANNUAL MEETING, YOUR PROMPT ACTION IS IMPORTANT. MAKE YOUR VIEWS CLEAR TO THE COMPANY BY COMPLETING, SIGNING, DATING AND RETURNING THE GOLD UNIVERSAL PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED, VOTING “FOR” THE ELECTION OF EACH OF THE SIX DIANA NOMINEES, “FOR” THE BY-LAW REPEAL PROPOSAL, AND “FOR” THE STRATEGIC REVIEW PROPOSAL TODAY.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES OF COMMON STOCK YOU OWN.

IMPORTANT VOTING INFORMATION

Genco has announced that the 2026 Annual Meeting will be held on [•], 2026 at [•], Eastern Time, at [•].

If your shares of Common Stock are held in your own name, please authorize a proxy to vote by signing and returning the enclosed GOLD universal proxy card in the postage-paid envelope provided or by instructing us by telephone or via the Internet as to how you would like your shares of Common Stock voted (instructions are on your GOLD universal proxy card).

If you hold your shares of Common Stock in “street name” with a bank, brokerage firm, dealer, trust company or other institution or nominee, only they can exercise your right to vote with respect to your shares of Common Stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your bank, brokerage firm, dealer, trust company or other institution or nominee to ensure that a GOLD universal proxy card or GOLD voting instruction form is submitted on your behalf. Please follow the instructions to authorize a proxy to vote on the enclosed GOLD voting instruction form. If your bank, brokerage firm, dealer, trust company or other nominee provides for voting instructions to be delivered to them by Internet or telephone, instructions will be included with the enclosed GOLD voting instruction form.

As we are using a “universal” proxy card containing both the Diana Nominees as well as the Company’s nominees to the Genco Board, there is no need to use any other proxy card regardless of how you intend to vote.

PLEASE DO NOT RETURN ANY UNIVERSAL PROXY CARD OR VOTING INSTRUCTION FORM YOU MAY RECEIVE FROM THE COMPANY OR OTHERWISE AUTHORIZE A PROXY (OTHER THAN ON THE GOLD UNIVERSAL PROXY CARD OR GOLD VOTING INSTRUCTION FORM DELIVERED BY US TO YOU) TO VOTE YOUR SHARES OF COMMON STOCK AT THE 2026 ANNUAL MEETING, NOT EVEN AS A PROTEST VOTE. IF YOU HAVE ALREADY SENT A PROXY CARD TO THE COMPANY OR OTHERWISE AUTHORIZED A PROXY TO VOTE YOUR SHARES OF COMMON STOCK AT THE 2026 ANNUAL MEETING, IT IS NOT TOO LATE TO CHANGE YOUR VOTE. TO REVOKE YOUR PRIOR PROXY AND CHANGE YOUR VOTE, SIMPLY DATE, SIGN AND RETURN THE ENCLOSED GOLD UNIVERSAL PROXY CARD OR GOLD VOTING INSTRUCTION FORM IN THE POSTAGE-PAID ENVELOPE PROVIDED OR FOLLOW THE INSTRUCTIONS ON YOUR GOLD UNIVERSAL PROXY CARD OR GOLD VOTING INSTRUCTION FORM TO VOTE BY TELEPHONE OR VIA THE INTERNET. ONLY YOUR LATEST DATED PROXY WILL BE COUNTED.

Okapi Partners LLC (“Okapi”) is assisting us with our effort to solicit proxies. If you have any questions or require assistance in authorizing a proxy or voting your shares of Common Stock, or need additional copies of the Participants’ proxy materials, please contact:

Okapi Partners LLC
1212 Avenue of the Americas, 17th Floor
New York, NY 10036

Banks and Brokerage Firms, Please Call: (212) 297-0720
Shareholders and All Others Call Toll-Free: (855) 305-0857
E-mail: info@okapipartners.com

It is important that your shares of Common Stock be represented and voted at the 2026 Annual Meeting. Accordingly, regardless of whether you plan to attend the 2026 Annual Meeting, please complete, date and sign the GOLD universal proxy card or GOLD voting instruction form that has been provided to you by us (and not any proxy card that has been provided to you by the Company or any other proxy card or form that has been provided to you) and vote (i) “FOR” the election of each of the six Diana Nominees (i.e., “FOR” Gustave Brun-Lie, “FOR” Paul Cornell, “FOR” Chao Sih Hing Francois, “FOR” Jens Ismar, “FOR” Viktoria Poziopoulou and “FOR” Quentin Soanes) and “WITHHOLD” on the election of each of the six Company Nominees (i.e., [•], [•], [•], [•],[•] and [•]); (ii) “FOR” the Auditor Proposal, (iii) “FOR” the By-Law Repeal Proposal, and (iv) “FOR” the Strategic Review Proposal. The Diana Parties make no recommendation with respect to the Say on Pay Proposal.

TABLE OF CONTENTS

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	9

BACKGROUND TO THIS SOLICITATION	10

REASONS FOR THE SOLICITATION	14

QUESTIONS AND ANSWERS RELATING TO THIS SOLICITATION	15

PROPOSAL 1 ELECTION OF DIRECTORS	24

PROPOSAL NO. 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION	29

PROPOSAL NO. 3 AUDITOR PROPOSAL	30

PROPOSAL NO. 4 BY-LAW REPEAL PROPOSAL	31

PROPOSAL NO. 5 STRATEGIC REVIEW PROPOSAL	32

OTHER PROPOSALS	33

NO APPRAISAL OR DISSENTER’S RIGHTS	33

SOLICITATION OF PROXIES	33

CERTAIN INFORMATION REGARDING THE PARTICIPANTS	34

CERTAIN ADDITIONAL INFORMATION	38

INCORPORATION BY REFERENCE	39

ANNEX A INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION	A-1

ANNEX B SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	B-1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements”. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and can be identified by the use of, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “seeks,” “would,” “could” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals, or anticipated future actions by the Company or the Genco Board, are forward-looking. Our forward-looking statements are based on our current intent, belief, expectations, estimates and projections regarding the Company and projections regarding the industry in which it operates. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this Proxy Statement and the material accompanying this Proxy Statement.

BACKGROUND TO THIS SOLICITATION

The following chronology summarizes the key meetings and events that led to the filing of this proxy statement. This chronology does not purport to catalogue every conversation of or among Diana, Genco, and their respective board members, executives, representatives, and other parties.
The Genco Board currently consists of six directors. The members of the Genco Board currently include John C. Wobensmith, Genco’s Chairman, Chief Executive Officer and President, who has been a Genco executive since 2005, including serving as Chief Financial Officer of Genco in April 2014. The Genco Board also includes three other directors who have been members of the Genco Board since 2017.

Commencing in June 2024, Diana and Genco engaged in periodic discussions regarding a potential transaction involving the contribution of certain Diana vessels to Genco in exchange for shares of Genco Common Stock. Such discussions did not lead to a transaction as the parties ultimately failed to agree on the key terms of any proposed transaction.

During the period from April 23, 2025 through July 17, 2025, Diana acquired 3,315,902 Genco shares in open market transactions for investment purposes. On July 17, 2025, Diana filed a statement on Schedule 13D (its “Schedule 13D”) with the SEC disclosing that Diana was then the beneficial owner of 3,315,902 shares of Genco, representing approximately 7.72% of Genco’s outstanding shares.
During the period from July 23, 2025 through July 31, 2025, Diana acquired 975,390 additional Genco shares in open market transactions.  On July 31, 2025, Diana filed an amendment to its Schedule 13D with the SEC disclosing that Diana was then the beneficial owner of 4,291,292 Genco shares, representing approximately 9.99% of Genco’s outstanding shares.
On September 29, 2025, Diana acquired 2,121,859 additional Genco shares in an open market transaction.  On September 30, 2025, Diana filed an amendment to its Schedule 13D with the SEC disclosing its beneficial ownership of 6,413,151 Genco shares, representing approximately 14.93% of Genco’s outstanding shares.
On October 1, 2025, Genco announced that the Genco Board had adopted a shareholder rights plan (a “poison pill”).  Under the terms of the poison pill, in the event any person or group acquires beneficial ownership of 15% or more of the outstanding shares of Genco, the poison pill would be triggered and dilute the acquiring person’s (or group’s) ownership stake by allowing other Genco shareholders to purchase additional Genco shares from Genco at a steep discount. For this purpose, the poison pill treated a person holding a derivative contract tied to the Genco shares as the holder of  the actual shares, whether or not the derivative contract entitled its holder to vote those shares. The Genco Board did not seek shareholder approval for the adoption of the poison pill nor did Genco disclose whether a committee of independent directors had recommended the adoption of the poison pill by the Genco Board.
On November 10, 2025, Genco made a filing with the SEC in which it disclosed that the Genco Board had  amended the poison pill to lower the triggering threshold from 15% to 10%. Under the terms of the amended poison pill, if any Genco shareholder were to sell even one additional share to Diana, the poison pill would be triggered. The Genco Board again did not seek shareholder approval for this amendment to the poison pill nor did Genco disclose whether a committee of independent directors had recommended the amendment to the Genco Board.
On November 24, 2025, Diana submitted to the Genco Board a non-binding proposal (the “Initial Proposal”) to acquire all of the outstanding shares of Genco it did not already own for a price of $20.60 per share in cash. As of the date of the Initial Proposal, the offer price represented a 15% premium to the closing price of Genco’s shares on November 21, 2025, a 21% premium to the closing price of Genco’s shares on July 17, 2025 (the date of Diana’s initial disclosure in its Schedule 13D of its ownership stake in Genco), and a 23% premium to the volume-weighted average price of Genco’s shares for each of the 30-day and 90-day periods ending November 21, 2025. The Initial Proposal was accompanied by a letter issued by DNB Carnegie, and Nordea, two leading Norwegian lenders, in which those lenders indicated that they were highly confident that, in connection with the proposed transaction, they could structure and syndicate debt facilities of up to an aggregate of US$1,102,000,000.

Also on November 24, 2025, Genco confirmed its receipt of the Initial Proposal in a press release, stating that it would carefully review and evaluate the proposed terms.
On November 28, 2025, Genco sent a letter to Diana confirming its receipt of the Initial Proposal and reiterating that the Genco Board would fully evaluate the Initial Proposal and respond in due course.
On December 10, 2025, more than two weeks after Diana submitted the Initial Proposal, Diana sent a follow-up letter to Genco reiterating Diana’s desire to amicably engage and negotiate the terms of Diana’s Proposal to provide immediate liquidity to Genco’s shareholders. Later that day, Genco responded to Diana, indicating that the Genco Board had formed a committee of independent directors to evaluate the Initial Proposal and that the committee was in the process of engaging an investment bank as financial advisor to assist Genco in evaluating the Initial Proposal. Genco’s response did not indicate whether a conflict of interest on the part of any director or officer, or some other factor, necessitated the formation by the Genco Board of an independent committee.
On December 17, 2025, more than three weeks after Diana submitted the Initial Proposal, a representative from Jefferies LLC (“Jefferies”) called a representative from DNB Carnegie, the financial advisor to Diana, to inform the representative of DNB Carnegie that Jefferies had been retained as Genco’s financial advisor in connection with the Initial Proposal. The representative of Jefferies refused to provide an anticipated timeframe for Genco’s review or response to the Initial Proposal.
On December 19, 2025, Diana sent a letter to Genco requesting copies of Genco’s director and officer questionnaire that would, in accordance with Genco’s bylaws, need to be completed and submitted to Genco in order to submit a notice nominating director candidates in accordance with Genco’s by-laws.  In its letter, Diana emphasized that it would prefer to negotiate a mutually beneficial transaction with Genco rather than run a proxy contest to elect directors at the 2026 Annual Meeting.
On December 23, 2025, Genco provided Diana with the requested director and officer questionnaire.
On December 26, 2025, more than one month after Diana submitted the Initial Proposal, Diana received a letter from Genco noting that Genco had engaged Jefferies as financial advisor and Herbert Smith Freehills Kramer LLP (“HSF Kramer”) as Genco’s legal counsel. This December 26th letter, as with Genco’s prior letters, did not contain any information or feedback regarding the terms of Diana’s Proposal. Except for the conversation held by representatives of DNB Carnegie and Jefferies on December 17, 2025 described above, neither Jefferies nor HSF Kramer ever reached out to representatives of DNB Carnegie, Fried, Frank, Harris, Shriver & Jacobson LLP (“Fried Frank”) or Seward & Kissel LLP, counsel to Diana, to discuss or seek clarification regarding the terms of Diana’s Proposal.
On January 8, 2026, forty-five days after Diana submitted the Initial Proposal, Genco sent a letter (the “Genco Response Letter”) to Diana rejecting the Initial Proposal, without engaging with Diana on the terms of Diana’s Proposal or making any counterproposal for an acquisition of Genco. Genco’s response included an express refusal to pursue any discussions with Diana regarding its Proposal. The Genco Response Letter did indicate that Genco would be prepared to discuss an acquisition of Diana by Genco, but it failed to include any substantive terms for such a transaction other than that the combined company would be led by the Genco Board and management team. Although the Genco Response Letter indicated that the rejection of the Diana Proposal was based on the recommendation of an independent committee of the Genco Board, Genco again failed to disclose the conflict of interest or other factors necessitating the formation of this committee.
On January 13, 2026, Diana issued a press release expressing its disappointment with Genco’s refusal to enter into any discussions, raise any specific questions, or seek any clarification regarding the Initial Proposal.
Also on January 13, 2026, Genco issued a press release of its own, publicly rejecting the Initial Proposal.

On January 16, 2026, after Genco rejected Diana’s Proposal, refused to engage with Diana regarding the Initial Proposal, and failed to make any counterproposal to Diana for an acquisition of Genco, Diana submitted to Genco a notice nominating a slate of six highly qualified director nominees for election to the Genco Board. Additional details regarding the individual nominees and their qualifications are set forth in the section titled “Election of Directors” of this Proxy Statement. Diana’s notice included proposals to be voted on at the 2026 Annual Meeting to repeal any amendments Genco may make to its by-laws and for Genco, following the 2026 Annual Meeting to conduct a process to explore strategic alternatives to maximize shareholder value.  From the date the notice was submitted to the date of this Proxy Statement, neither Genco nor their counsel have disputed that the notice is valid or complete.
Also on January 16, 2026,  Genco issued a press release stating that Genco’s engagement on the Initial Proposal was not warranted and restating its apparent determination -- again, without offering any substantive terms -- that Genco acquiring Diana would create value for both companies’ shareholders.
On February 4, 2026, a representative of HSF Kramer sent an email to representatives of Fried Frank indicating that members of the Genco Board’s Nominating and Corporate Governance Committee would be available to interview Diana’s nominees on specified dates proposed by Genco.
On February 9, 2026, a representative of Fried Frank responded to representatives of HSF Kramer that Diana believed (1) it would be more productive for representatives of Genco and representatives of Diana to meet in person on the dates proposed by Genco in order for the parties to engage constructively on the terms of Diana’s Proposal, (2) such a meeting would better fulfill the independent directors’ fiduciary duties to Genco shareholders than spending their time meeting with Diana’s nominees, and (3) there is a conflict of interest in having current directors interview Diana’s nominees who would replace them.
On February 11, 2026, a representative of HSF Kramer replied to representatives of Fried Frank, rejecting Diana’s offer to meet or to discuss the terms of any proposed acquisition of Genco.
On February 13, 2026, in a filing with the SEC, Genco disclosed that it had  adopted a new plan, which it referred to as an  “Employee Retention Plan,” intended to enhance the Company’s severance arrangements “for a broad group of employees across multiple organizational levels.” The SEC filing did not identify the plan participants (other than Chairman, Chief Executive Officer and President, John C. Wobensmith, Chief Financial Officer, Peter Allen, and Chief Commercial Officer, Jesper Christensen) or the cost of the enhanced severance to Genco or its shareholders.  The description of the plan in the Form 8-K was “qualified in its entirety by reference to the full text of the Plan,” but Genco failed to file a copy of the plan with the SEC instead noting (without explanation) that it would not file a copy of the plan until the filing of its first quarter Quarterly Report on Form 10-Q.  In prior years the Company has not filed its first quarter Quarterly Report on Form 10-Q until May.
On March 6, 2026, Diana submitted to the Genco Board an increased proposal (the Revised Proposal) to acquire all of the outstanding shares of Genco it did not already own for a price of $23.50 per share in cash. Diana made this increased proposal in partnership with Star Bulk.  This increased offer price represents a 31% premium to the closing price of Common Stock on November 21, 2025, the last trading day prior to Diana’s submission of the Initial Proposal to the Genco Board, an implied dividend yield of 9.1% and 8.3% based on consensus of analyst estimates of dividends per share for 2026 and 2027, respectively, and a price/net asset value ratio of 1.0x based on the net asset value estimated by Clarksons Securities (adjusted for Genco’s fourth quarter 2025 dividend announced on February 17, 2026).
In connection with the submission of the Revised Proposal, Diana obtained $1.433 billion in fully committed financing, arranged by DNB Carnegie and Nordea, and with participation of other international banks.  Also on March 6, 2026, Diana entered into a definitive agreement with Star Bulk for Star Bulk to acquire 16 vessels of Genco for $470.5 million in cash upon, and subject to, the consummation of an acquisition of Genco by Diana.
Also on March 6, 2026, Diana issued a press release announcing that it had submitted the Acquisition Proposal to the Genco Board, that Diana had obtained fully committed financing for the Acquisition Proposal, and that Diana had entered into the agreement with Star Bulk.

Later on March 6, 2026, Genco confirmed its receipt of the Revised Proposal in a press release, stating that the Genco Board would review the Acquisition Proposal.
On March 11, 2026, Mr. Wobensmith emailed Semiramis Paliou, Chief Executive Office of Diana, confirming receipt of the Revised Proposal and that Genco was discussing the Revised Proposal with an independent committee of the Genco Board and Genco’s external advisers, and that Genco would respond to Diana once it had the opportunity to properly review and evaluate the Revised Proposal.
On March 19, 2026, Genco issued a press release stating that its Board had rejected the Revised Proposal.  While the release noted that the Genco Board’s rejection was based on the recommendation of a special committee of its independent directors, it again failed to disclose the conflict of interest or other factors necessitating the formation of this committee.
On March 19, 2026, in light of the absence of public disclosure by Genco regarding the incremental cost of Genco’s recently adopted “Employee Retention Plan,” Diana delivered to Genco a demand under Marshall Islands law to inspect Genco Board minutes and other materials relating to the Plan.
On March 20, 2026, Diana issued a press release commenting on Genco’s rejection of the Revised Proposal and indicating that Diana would proceed with its effort to elect its nominees to the Genco Board.
On March 23, 2026, Diana filed this preliminary Proxy Statement.

REASONS FOR THE SOLICITATION

The Diana Parties are seeking your support for the election of the six highly qualified, independent Diana Nominees to replace the current Genco directors.  Diana has nominated the six Diana Nominees because it believes Genco shareholders deserve a refreshed Genco Board that will be open to exploring strategic alternatives to maximize value for shareholders, including engaging in good faith with Diana regarding its highly compelling Revised Proposal. The current Genco directors actions thus far demonstrate that they are not open to such opportunities.

While there can be no assurance that the election of the Diana Nominees will lead to the consummation of any transaction between Genco and Diana or any other transaction, and although the Diana Nominees have not made any commitment to the Diana Parties to do so, the Diana Parties believe that the Diana Nominees, if elected, will be open to exploring strategic alternatives to maximize value for Genco shareholders, including engaging in good faith with Diana regarding its highly compelling Revised Proposal, although the substance of any such process would be determined by the newly-elected Genco Board in consultation with its advisors and has not been discussed between the Diana Parties and the Diana Nominees.

In addition, the Diana Parties believe that any action by the Genco Board to amend the By-Laws after the date of the most recent publicly disclosed amendment to the By-Laws and prior to the 2026 Annual Meeting could constitute manipulation of the corporate machinery of the Company and potentially could be undertaken for the purpose or with the effect of disenfranchising shareholders of the Company or frustrating the objective of the Diana Parties of maximizing value for all shareholders, including the Acquisition Proposal. For this reason, Diana is proposing the By-Law Repeal Proposal.

Further, the Diana Parties believe that it is in the best interests of the shareholders of the Company to maximize value for all shareholders of the Company through a sale, business combination or other extraordinary transaction, including the Revised Proposal.  For this reason, Diana is proposing the Strategic Review Proposal.

QUESTIONS AND ANSWERS RELATING TO THIS SOLICITATION

The following are some of the questions you may have as a shareholder, as well as the answers to those questions. The following is not a substitute for the information contained in this Proxy Statement, and the information contained below is qualified in its entirety by the more detailed descriptions and explanations contained elsewhere in this Proxy Statement. The Participants urge you to read this Proxy Statement carefully and in its entirety.

Who is making this solicitation?

The solicitation for the election of the Diana Nominees to serve on the Genco Board and for each of the By-Law Repeal Proposal and the Strategic Review Proposal is being made by the Diana Parties. The Diana Parties include (i) Diana which submitted a notice to nominate the Diana Nominees and to make each of the By-Law Repeal Proposal and the Strategic Review Proposal to Genco, and (ii) the other Diana Parties.  The Diana Parties intend to vote all of the shares of Common Stock over which they have voting power (if any) as of the Record Date in favor of each of the Diana Proposals. For more information regarding the Diana Parties, please see Annex A attached to this Proxy Statement.

What are the Diana Parties asking you to vote for?

The Diana Parties are asking you to vote on the GOLD universal proxy card or GOLD voting instruction form at the 2026 Annual Meeting as follows:

1.
“FOR” the election of each of the six Diana Nominees, to serve for a one-year term expiring at the next annual meeting of the Company’s shareholders or until his or her successor is duly elected and qualified and “WITHHOLD” on the election of each of the six Company Nominees.

2.	“FOR” the ratification of the appointment of [•], as the Company’s independent auditors for the fiscal year ending December 31, 2026.

3.	“FOR” the repeal of each provision of, and each amendment to, the By-Laws adopted by the Genco Board without the approval of the shareholders of the Company subsequent to August 28, 2025.

4.
“FOR” a proposal that the Genco Board, with the assistance of a nationally recognized financial advisor, promptly following the 2026 Annual Meeting, conduct a process to explore strategic alternatives for the Company with the objective of maximizing value for Genco shareholders, and that the Genco Board, at the conclusion of such process, disclose to the Company’s shareholders the results of such process.

Shareholders may vote for up to six nominees to the Genco Board. The Diana Parties recommend that shareholders vote “WITHHOLD” on the election of the Company Nominees. The Diana Parties make no recommendation with respect to the Say on Pay Proposal.

Why are the Diana Parties soliciting your vote?

The Diana Parties believe the election of the Diana Nominees and the approval of the other Diana Proposals will establish a Genco Board that is more likely to act in your best interests.

The Diana Parties are seeking your support for the election of six highly qualified, independent Diana Nominees to replace the current Genco directors. Diana has nominated the six Diana Nominees because it believes Genco shareholders deserve a refreshed Genco Board that will be open to exploring strategic alternatives to maximize value for shareholders, including engaging in good faith with Diana regarding its highly compelling Revised Proposal. The current Genco directors actions thus far demonstrate that they are not open to such opportunities.

While there can be no assurance that the election of the Diana Nominees will lead to the consummation of any transaction between Genco and Diana or any other transaction, and although the Diana Nominees have not made any commitment to the Diana Parties to do so, the Diana Parties believe that the Diana Nominees, if elected, will be open to exploring strategic alternatives to maximize value for Genco shareholders, including engaging in good faith with Diana regarding its highly compelling Revised Proposal, although the substance of any such process would be determined by the newly-elected Genco Board in consultation with its advisors and has not been discussed between the Diana Parties and the Diana Nominees.

  In addition, the Diana Parties believe that any action by the Genco Board to amend the By-Laws after the date of the most recent publicly disclosed amendment to the By-Laws and prior to the 2026 Annual Meeting could constitute manipulation of the corporate machinery of the Company and potentially could be undertaken for the purpose or with the effect of disenfranchising shareholders of the Company or frustrating the objective of the Diana Parties of maximizing value for all shareholders, including the Revised Proposal. For this reason, Diana is proposing the By-Law Repeal Proposal.

Further, the Diana Parties believe that it is in the best interests of the shareholders of the Company to maximize value for all shareholders of the Company through a sale, business combination or other extraordinary transaction, including the Acquisition Proposal.  For this reason, Diana is proposing the Strategic Review Proposal.

 Who are the Diana Nominees?

We are proposing that each of Gustave Brun-Lie, Paul Cornell, Chao Sih Hing Francois, Jens Ismar, Viktoria Poziopoulou, and Quentin Soanes be elected to the Genco Board to serve for a one-year term expiring at the next annual meeting of the Company’s shareholders or until his or her successor is duly elected and qualified.

Set forth below is (a) the name, age, any position and office with the Company held by each such Diana Nominee, and the term thereof, business experience during the past five years (including principal occupation and employment during the past five years, the name and principal business of any corporation or other organization in which such occupation or employment was carried on; and whether such corporation or organization is a parent, subsidiary or other affiliate of the Company), a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that the Nominee should serve as a director for the Company as of the date hereof, in light of the Company’s business and structure (including such material information beyond the past five years and information on the Nominee’s particular area of expertise or other relevant qualifications), and (b) any directorships held by such person during the past five years in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Corporation Act of 1940, as amended.

Name and Age	Principal Occupation or Employment and Public Company Directorships, in each case During the Last Five Years	Business Address
Chao Sih Hing Francois (48)
Mr. Hing Chao has served as the Executive Chairman of Wah Kwong Marine Transport, a privately-owned, integrated shipping company based in Hong Kong, since September 2019.  He served as a director of Wah Kwong since February 2015 and served as Deputy Chairman from January 2019 to September 2019. He is the Co-founder and Chairman of the Hong Kong Chamber of Shipping, and Board Director of the Global Maritime Forum. Mr. Hing Chao is the Chairman of Bureau Veritas Global Marine and Offshore Advisory Council and Chairman of RINA’s Asia Decarbonisation Committee. He is also a founder and convenor of the Greater Bay Maritime Forum and was appointed a committee member of the Consultative Committee on Guangdong-Hong Kong Co-operation (Guanghzhou Nansha). In addition, Mr. Hing Chao is a trustee of the Hong Kong Maritime Museum, Honorary President of Institute of Seatransport, the Chairman of Port Welfare Committee of the Marine Department of the Hong Kong SAR Government, and a member of The Hong Kong Committee of Nippon Kaiji Kyokai. Mr. Hing Chao also serves as a director to the Global Maritime Forum. Mr. Hing Chao holds a B.A. in philosophy from Durham University.

Mr. Hing Chao does not currently hold, and has not within the past five years held, any position or office with Genco.
24/F Shanghai Industrial Investment Building, 48-62 Hennessy Road, Wanchai, Hong Kong
Gustave Brun-Lie (73)
Mr. Brun-Lie has nearly 40 years of experience in the shipping industry. Mr. Brun-Lie has served as a board member for a number of companies across the shipping industry, including Wilhelmsen Ship Management, R S Platou, and Torvik’s Rederi. Mr. Brun-Lie recently acted as CEO of Statt Torsk AS until February 2024, when the company merged with Vesteralen Havbruk. Mr. Brun-Lie also serves as an advisor to the Royal Norwegian Navy in connection with shipbuilding among Norwegian shipyards.

Mr. Brun-Lie earned a B.A. from the Royal Norwegian Naval Academy.

Mr. Brun-Lie does not currently hold, and has not within the past five years held, any position or office with Genco.
Aspehaugveien 7B, 0376 Oslo, Norway
Jens Ismar (68)
Mr. Ismar has extensive experience working for multiple companies in the shipping industry,  serving as CEO of Western Bulk for 11 years and serving as Executive Director and consultant for Exmar Shipping NV. Additionally, Mr. Ismar  has been a director of Awilco LNG since May  2025.

Mr. Ismar earned a B.A. in Business Administration from Lund University in Sweden.

Mr. Ismar does not currently hold, and has not within the past five years held, any position or office with Genco.
Lilleruts Vei 57A 1364, Fomebu, Norway

Name and Age	Principal Occupation or Employment and Public Company Directorships, in each case During the Last Five Years	Business Address
Paul Cornell (67)
Mr. Cornell has more than 35 years of experience in the energy industry and, prior to his retirement in 2023, served as CFO and Managing Director of Quintana Capital Group.  Mr. Cornell also previously held positions of Managing Director and Chief Financial Officer of Quintana and Quintana Capital Group, where he was involved in the process of taking Quintana Maritime Ltd. public on Nasdaq in 2005 while acting as Chief Financial Officer and a member of the Board of Directors. Mr. Cornell’s experience on corporate boards includes service for Quintana Shipping Ltd., Talen’s Marine Fuel, AmerCable Holdings, Quality Magnetite LLC, Quintana Minerals Canada, and Excel Maritime Carriers, Ltd.

Mr. Cornell earned a B.B.A. from Niagara University.

Mr. Cornell does not currently hold, and has not within the past five years held, any position or office with Genco.
143 Warrington Drive, Houton TX 77024
Quentin Soanes (71)
Mr. Soanes has significant experience in the shipping industry, having previously served as Chairman of Baltic Exchange and Executive Director of Braemar Shipping Services PLC (now Braemar PLC).  Mr. Soanes is currently the Executive Chairman of Sterling Shipping Services LTD, where he has been employed since 2014.

Mr. Soanes earned a B.A. Honours Degree from the University of London.

Mr. Soanes does not currently hold, and has not within the past five years held, any position or office with Genco.
Sterling Shipping Services, LTD, 4 Wellesley Terrace, London N17MA, U.K.
Viktoria Poziopoulou (63)
Ms. Poziopoulou is an experienced lawyer with approximately 35 years of experience in the shipping industry.  From May 2019 to June 2024, Ms. Poziopoulou served as the General Counsel of Pavimar S.A., a ship management company based in Athens specializing in the management of dry bulk vessels. In this capacity, Ms. Poziopoulou  was responsible for all legal aspects of Pavimar’s business, including but not limited to the corporate legal structure and shareholding of the companies managed by the group, the sale and purchase of vessels, the debt and equity ship financing of the managed vessels, the joint venture agreements of the group, all insurance covers of the managed vessels and all disputes, negotiations or litigation affecting them.  Prior to Pavimar, Ms. Poziopoulou serves as General Counsel of Quintana Shipping Ltd. and Excel Maritime Carriers Ltd., a NYSE-listed dry bulk shipping company.

Ms. Poziopoulou is a graduate of Athens Law School and obtained a Masters in Law from Queen Mary University, London.

Ms. Poziopoulou does not currently hold, and has not within the past five years held, any position or office with Genco.
1B Grammou St., Kifissia, 14561, Greece

According to publicly available information, as of the filing of this Proxy Statement, the Genco Board consists of six directors. This Proxy Statement is soliciting proxies to elect Gustave Brun-Lie, Paul Cornell, Chao Sih Hing Francois, Jens Ismar, Viktoria Poziopoulou and Quentin Soanes to serve on the Genco Board at the 2026 Annual Meeting.

You should refer to the Company’s Proxy Statement which, when filed with the SEC, may be accessed without cost on the SEC’s website at https://www.sec.gov, for the names, background, qualifications and other information concerning the Company’s nominees.

If I vote for the Diana Nominees, am I agreeing to a transaction between the Company and Diana?

No. We are not soliciting proxies for, or asking for your consent to approve, any transaction involving the Company and the Diana Parties, whether pursuant to the Acquisition Proposal or otherwise, and a vote “FOR” the Diana Nominees is not necessarily a vote to sell the Company to Diana or any other person. However, the Diana Parties believe your vote “FOR” the Diana Nominees will send a strong message to Genco that shareholders deserve a refreshed Genco Board that will be open to exploring strategic alternatives to maximize value for shareholders, including engaging in good faith with Diana regarding its highly compelling Revised Proposal. The current Genco directors actions thus far demonstrate that they are not open to such opportunities.

While there can be no assurance that the election of the Diana Nominees will lead to the consummation of any transaction between Genco and Diana or any other transaction, and although the Diana Nominees have not made any commitment to the Diana Parties to do so, the Diana Parties believe that the Diana Nominees, if elected, will be open to exploring strategic alternatives to maximize value for Genco shareholders, including engaging in good faith with Diana regarding its highly compelling Revised Proposal, although the substance of any such process would be determined by the newly-elected Genco Board in consultation with its advisors and has not been discussed between the Diana Parties and the Diana Nominees.

Who can vote at the 2026 Annual Meeting?

According to the Company’s Annual Report on Form 10-K filed with the SEC on February 18, 2026, the Common Stock is the Company’s only outstanding class of capital stock. Only shareholders of record as shown on the Company’s books at the close of business on the Record Date are entitled to vote at the 2026 Annual Meeting or any adjournment thereof. Accordingly, shareholders who sell their shares before the Record Date (or acquire them after the Record Date) may not vote such shares. Shareholders of record on the Record Date will retain their voting rights in connection with the 2026 Annual Meeting even if they sell their shares after the Record Date.

Each shareholder is entitled to one vote per share of Common Stock on all matters to be voted on at the 2026 Annual Meeting. The Company’s amended and restated articles of incorporation (as amended and in effect, the “Charter”) and the By-Laws state that cumulative voting shall not be used to elect directors.

How do proxies work?

The Participants are asking you to appoint each and any of Semiramis Paliou and Ioannis Zafirakis as your proxy holders to vote your shares of Common Stock at the 2026 Annual Meeting. You make this appointment by voting the enclosed GOLD universal proxy card or GOLD voting instruction form or by using one of the voting methods described below. Giving us your proxy means you authorize the proxy holder to vote your shares of Common Stock at the 2026 Annual Meeting, according to the directions you provide. You may vote for all, some, or none of the Diana Nominees, and/or all, some or none of the Company’s nominees, provided that if you mark more than six “FOR” boxes with respect to the election of directors, all of your votes for the election of directors will be deemed invalid.  Regardless of whether you are able to attend the 2026 Annual Meeting, you are urged to complete the enclosed GOLD universal proxy card or GOLD voting instruction form and return it in the enclosed self-addressed, prepaid envelope or by instructing us by telephone or via the Internet as to how you would like your shares of Common Stock voted (instructions are on your GOLD universal proxy card or GOLD voting instruction form). All valid proxies received prior to the meeting will be voted. Except as otherwise provided in this Proxy Statement, if you specify a choice with respect to any item by marking the appropriate box on the proxy, the shares of Common Stock will be voted in accordance with that specification.

IF YOU RETURN A VALID GOLD UNIVERSAL PROXY CARD OR GOLD VOTING INSTRUCTION FORM AND DO NOT MARK A VOTE WITH RESPECT TO ANY OF THE NOMINEES ON PROPOSAL 1, THE SHARES OF COMMON STOCK REPRESENTED THEREBY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE SIX DIANA NOMINEES, “WITHHOLD” ON THE ELECTION OF THE COMPANY NOMINEES (I.E., [•], [•], [•], [•],[•] AND [•]).

IF YOU RETURN A VALID GOLD UNIVERSAL PROXY CARD OR GOLD VOTING INSTRUCTION FORM AND DO NOT MARK A VOTE WITH RESPECT TO PROPOSAL 2, 3, 4 AND/OR 5, THE SHARES OF COMMON STOCK REPRESENTED THEREBY WILL BE VOTED (IN EACH CASE TO THE EXTENT YOU DID NOT MARK A VOTE WITH RESPECT TO SUCH PROPOSAL) “FOR” THE AUDITOR PROPOSAL; “AGAINST” THE SAY ON PAY PROPOSAL; “FOR” THE BY-LAW REPEAL PROPOSAL; AND “FOR” THE STRATEGIC REVIEW PROPOSAL. ADDITIONALLY, YOUR SHARES WILL BE VOTED IN THE PROXY HOLDER’S DISCRETION AS TO OTHER MATTERS THAT THE PARTICIPANTS DO NOT KNOW, A REASONABLE TIME BEFORE THE SOLICITATION, ARE TO BE PRESENTED AT THE 2026 ANNUAL MEETING.

IMPORTANTLY, IF YOU MARK MORE THAN SIX “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID. IF YOU MARK FEWER THAN SIX “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, YOUR SHARES WILL ONLY BE VOTED “FOR” THE NOMINEES YOU HAVE SO MARKED.

In the event that the Diana Parties withdraw the nomination of the Diana Nominees or abandon their solicitation, any votes cast in favor of the Diana Nominees will be disregarded and not be counted, whether such vote is provided on the Company’s universal proxy card or our GOLD universal proxy card or GOLD voting instruction form.

With respect to votes cast in favor of the Company’s nominees or on matters other than the election of directors, in the event that we withdraw our nomination of the Diana Nominees or abandon their solicitation, we will still submit such votes to the independent inspector.

Except as set forth in this Proxy Statement, we do not know of any other matters to be presented for approval by the shareholders at the 2026 Annual Meeting. Unless you indicate otherwise on the GOLD universal proxy card or GOLD voting instruction form, you also authorize your proxy holders to vote your shares of Common Stock in their discretion on any matters not known by us at the time this Proxy Statement was printed and that, under the By-Laws, may be properly presented for action by the shareholders at the 2026 Annual Meeting.

What is the quorum requirement for the 2026 Annual Meeting?

In order to carry on the business of the 2026 Annual Meeting, there must be a quorum. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the 2026 Annual Meeting is necessary to constitute a quorum. Abstentions and votes withheld will be counted as present and entitled to vote for purposes of determining the presence of a quorum at the 2026 Annual Meeting. As described below under the Q&A “What is a broker non-vote?”, there will not be any “broker non-votes” at the 2026 Annual Meeting.

What is the effect of an abstain vote or the withholding of a vote?

For the election of directors, shareholders may vote “FOR” a nominee, or “WITHHOLD” their vote with respect to a nominee. A properly executed proxy marked to “WITHHOLD” a vote with respect to the election of any nominee will be counted for purposes of determining whether there is a quorum, but will not be considered to have been voted for or against such nominee. Therefore, a proxy marked “WITHHOLD” with respect to a specific nominee will result in such nominee receiving fewer “FOR” votes for purposes of determining the nominees receiving the most votes.

With regard to all other proposals, a stockholder may vote “FOR”, “AGAINST”, or to “ABSTAIN”. If a stockholder abstains from voting as to any matter, then the shares of Common Stock held by such stockholder shall be deemed present at the meeting for purposes of determining a quorum and shall have the same effect as a vote “against” with respect to such matter.

What is a broker non-vote?

A “broker non-vote” occurs when a bank, brokerage firm, dealer, trust company or other nominee who holds shares of Common Stock for a beneficial owner withholds its vote on a particular proposal with respect to which it does not have discretionary voting power or instructions from the beneficial owner. Ordinarily, if you are a beneficial owner of shares of Common Stock and the organization holding your account does not receive instructions from you as to how to vote those shares, under the rules of various national and regional securities exchanges, that organization may exercise discretionary authority to vote on “routine” proposals but may not vote on “non-routine” proposals.

Because this is a contested proxy solicitation, none of the proposals are considered routine. As a result, your broker does not have the authority to vote on those proposals and there will not be any broker non-votes.

If you hold shares of Common Stock through a bank, brokerage firm, dealer, trust company or other nominee and do not submit any voting instructions to such bank, brokerage firm, dealer, trust company or other nominee with respect your shares of Common Stock, your shares will not be counted in determining the outcome of any of the proposals at the 2026 Annual Meeting, nor will your shares be counted for purposes of determining whether a quorum exists. If you submit voting instructions for one proposal but not for another, your shares will be counted as present for purposes of determining whether a quorum exists, but will not be voted with respect to the proposal for which you did not provide instructions. If the item for which you did not provide broker instructions requires approval of the majority of shares present, your failure to provide voting instructions will have effect of an “AGAINST” vote with respect to that item.

What vote is required to elect the Diana Nominees?

Directors are elected by a plurality of the votes cast by the holders of Genco shares present or represented by proxy at the 2026 Annual Meeting and entitled to vote on the nominees’ election (meaning, assuming that the Genco Board remains the same size as it is currently, those six nominees receiving the greatest number of votes cast “FOR” shall be elected). Importantly, if you mark more than six “FOR” boxes with respect to the election of directors, all of your votes for the election of directors will be deemed invalid.

Shareholders do not have the right to cumulate their votes in the election of directors. Votes withheld and broker non-votes are not votes cast and will result in the applicable nominees receiving fewer “FOR” votes for purposes of determining the nominees receiving the most votes. A properly executed proxy marked to “WITHHOLD” a vote with respect to the election of any nominee will be counted for purposes of determining whether there is a quorum, but will not be considered to have been voted for or against such nominee. Therefore, a proxy marked “WITHHOLD” with respect to a specific nominee will result in such nominee receiving fewer “FOR” votes for purposes of determining the nominees receiving the most votes.

What is the voting standard with respect to the other proposals described in this Proxy Statement?

The approval of the By-Law Repeal Proposal will require the affirmative vote of 66 2/3% of the voting power of all outstanding shares of Common Stock. You may vote “FOR” or “AGAINST” or you may abstain on this proposal. Abstentions and broker non-votes will have the same effect as votes against this proposal.

The approval of each of the Auditor Proposal, the Say on Pay Proposal, and the Strategic Review Proposal will require the affirmative vote of a majority of the Common Shares represented and entitled to vote at the 2026 Annual Meeting. You may vote “FOR” or “AGAINST” or you may abstain on these proposals. Abstentions and broker non-votes will have the same effect as votes against these proposals.

If other matters are properly brought before the 2026 Annual Meeting, the vote required will be determined in accordance with applicable law, the listing standards and rules of the New York Stock Exchange, the Charter, and the By-Laws, as applicable.

What should I do in order to vote for the Diana Proposals?

If your shares of Common Stock are held of record in your own name, please authorize a proxy to vote by completing, signing, dating and returning the enclosed GOLD universal proxy card in the postage-paid envelope provided or by instructing us by telephone or via the Internet as to how you would like your shares of Common Stock voted (instructions are on your GOLD universal proxy card).

If you hold your shares of Common Stock in “street name” with a bank, brokerage firm, dealer, trust company or other institution or nominee, only they can exercise your right to vote with respect to your shares of Common Stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your bank, brokerage firm, dealer, trust company or other institution or nominee to ensure that a GOLD universal proxy card or a GOLD voting instruction form is submitted on your behalf. Please follow the instructions to authorize a proxy to vote provided on the enclosed GOLD voting instruction form. If your bank, brokerage firm, dealer, trust company or other nominee provides for voting instructions to be delivered to them by Internet or telephone, instructions will be included on the enclosed GOLD universal proxy card or GOLD voting instruction form.

YOUR VOTE IS VERY IMPORTANT. If you do not plan to attend the 2026 Annual Meeting, we encourage you to read this Proxy Statement and date, sign and return your completed GOLD universal proxy card or GOLD voting instruction form prior to the 2026 Annual Meeting so that your shares of Common Stock will be represented and voted in accordance with your instructions. Even if you plan to attend the 2026 Annual Meeting, we recommend that you authorize a proxy to vote your shares of Common Stock in advance as described above to ensure that your vote will be counted if you later decide not to attend the 2026 Annual Meeting.

The Diana Parties recommend that I vote “FOR” the election of six Diana Nominees, but there are six seats on the Genco Board. How should I vote with respect to the Company’s nominees?

You will have the ability to vote for any combination (up to six total) of the Diana Nominees and the Company’s nominees. We recommend that you vote “WITHHOLD” on the election of the Company Nominees. We believe the best opportunity to elect the Diana Nominees is to vote “FOR” all of the Diana Nominees, and “WITHHOLD” on, or not vote “for”, the Company Nominees on the GOLD proxy card or GOLD voting instruction form.

How do I revoke a proxy?

Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the 2026 Annual Meeting or at the 2026 Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

•	completing, signing, dating and returning the enclosed GOLD universal proxy card or GOLD voting instruction form or any other later-dated proxy in the postage-paid envelope provided;

•	submitting evidence of your revocation to the Secretary of Genco, at 299 Park Avenue, 12th Floor, New York, New York 10171, stating that the proxy is revoked; or

•	by attending the 2026 Annual Meeting and voting in person.

   Please note, however, that only your last-dated proxy will count. Any proxy may be revoked at any time prior to its exercise at the 2026 Annual Meeting as described in this Proxy Statement. Attending the 2026 Annual Meeting alone without taking one of the actions set forth above will not revoke your proxy.

Shareholders who hold their shares of Common Stock in “street name” with a bank, brokerage firm, dealer, trust company or other institution or nominee will need to notify the person responsible for their account to revoke or withdraw previously given instructions. You may also provide your bank, brokerage firm, dealer, trust company or other nominee with new voting instructions. Only your latest dated instructions will count. Unless revoked in the manner set forth above and subject to the foregoing, duly authorized proxies in the form enclosed will be voted at the 2026 Annual Meeting in accordance with your instructions. We request that a copy of any revocation sent to the Company or any revocation notification sent to the person responsible for a bank or brokerage account also be sent to us, at c/o Okapi Partners LLC, 1212 Avenue of the Americas, 17th Floor New York, NY 10036, so that we may be aware of any revocation of a proxy.

PLEASE DO NOT RETURN ANY UNIVERSAL PROXY CARD YOU MAY RECEIVE FROM THE COMPANY OR OTHERWISE AUTHORIZE A PROXY (OTHER THAN ON THE GOLD UNIVERSAL PROXY CARD OR GOLD VOTING INSTRUCTION FORM DELIVERED BY US TO YOU) TO VOTE YOUR SHARES OF COMMON STOCK AT THE 2026 ANNUAL MEETING, NOT EVEN AS A PROTEST VOTE. IF YOU HAVE ALREADY SENT A PROXY CARD TO THE COMPANY OR OTHERWISE AUTHORIZED A PROXY TO VOTE YOUR SHARES OF COMMON STOCK AT THE 2026 ANNUAL MEETING, IT IS NOT TOO LATE TO CHANGE YOUR VOTE. TO REVOKE YOUR PRIOR PROXY AND CHANGE YOUR VOTE, SIMPLY SIGN AND RETURN THE ENCLOSED GOLD UNIVERSAL PROXY CARD OR GOLD VOTING INSTRUCTION FORM IN THE POSTAGE-PAID ENVELOPE PROVIDED. ONLY YOUR LATEST DATED PROXY WILL BE COUNTED.

Who is paying for the solicitation?

The expense of soliciting proxies for the 2026 Annual Meeting by the Participants is being borne by Diana. If the Diana Parties are successful in this proxy solicitation, Diana may seek reimbursement of such solicitation expenses from the Company, but Diana does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

Whom should I call if I have any questions about the solicitation?

If you have any questions or require any assistance in executing or delivering your proxy, please contact our proxy solicitor, Okapi Partners LLC (“Okapi”), by phone at 855-305-0857 (toll free) or email at info@okapipartners.com.

YOUR VOTE IS IMPORTANT, NO MATTER HOW FEW SHARES OF COMMON STOCK YOU OWN. THE DIANA PARTIES URGE YOU TO SIGN, DATE, AND RETURN THE ENCLOSED GOLD UNIVERSAL PROXY CARD OR GOLD VOTING INSTRUCTION FORM TODAY TO VOTE “FOR” THE ELECTION OF EACH OF GUSTAVE BRUN-LIE, PAUL CORNELL, CHAO SIH HING FRANCOIS, JENS ISMAR, VIKTORIA POZIOPOULOU AND QUENTIN SOANES, VOTING “WITHHOLD” ON THE ELECTION OF THE SIX COMPANY NOMINEES (I.E., [•], [•], [•], [•],[•] AND [•]), “FOR” THE AUDITOR PROPOSAL, “FOR” THE BY-LAW REPEAL PROPOSAL, AND “FOR” THE STRATEGIC REVIEW PROPOSAL.

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting:

This Proxy Statement and the accompanying GOLD universal proxy card will be made available to shareholders by mail. The proxy materials, including the Proxy Statement, are also available at no charge at [•].

PROPOSAL 1
ELECTION OF DIRECTORS

We propose that the stockholders elect each of the Diana Nominees,  Jens  Ismar, Gustave  Brun-Lie, Quentin Soanes, Paul Cornell, Chao Sih Hing Francois, and Viktoria Poziopoulou, to the Genco Board at the 2026 Annual Meeting. According to publicly available information, as of the filing of this Proxy Statement, the Genco Board consists of six directors. We propose that stockholders withhold their votes with respect to the election of [•], [•], [•], [•],[•] and [•] (i.e., the Company Nominees).
The initial term of each Diana Nominee, if elected, would be until the 2027 annual meeting of the Company’s stockholders or until his or her successor is duly elected and qualified in accordance with the Charter and the By-Laws. Each Diana Nominee has executed a written consent to be named in this Proxy Statement and to serve as a director of the Company if so elected. Directors are elected by a plurality of the votes cast by the holders of stock present or represented by proxy at the 2026 Annual Meeting and entitled to vote on the nominees’ election (meaning, assuming that the Genco Board remains the same size as it is currently, those six nominees receiving the greatest number of votes cast “FOR” shall be elected).
Diana believes that Genco shareholders deserve a board of directors that is answerable to shareholders and will act in the best interests of shareholders. Diana believes that, by voting for the election of the Diana Nominees Genco shareholders will send a strong message to Genco that shareholders deserve a refreshed Genco Board that will be open to exploring strategic alternatives to maximize value for shareholders, including engaging in good faith with Diana regarding its highly compelling Revised Proposal. The current Genco directors actions thus far demonstrate that they are not open to such opportunities.

While there can be no assurance that the election of the Diana Nominees will lead to the consummation of any transaction between Genco and Diana or any other transaction, and although the Diana Nominees have not made any commitment to the Diana Parties to do so, the Diana Parties believe that the Diana Nominees, if elected, will be open to exploring strategic alternatives to maximize value for Genco shareholders, including engaging in good faith with Diana regarding its highly compelling proposal, although the substance of any such process would be determined by the newly-elected Genco Board in consultation with its advisors and has not been discussed between the Diana Parties and the Diana Nominees.

We are recommending that stockholders “WITHHOLD” on the Company Nominees because we believe that Genco’s current Board has not effectively evaluated all available opportunities to generate value for stockholders. We believe the best opportunity to elect as many of the Diana Nominees as possible is to vote “FOR” all of the Diana Nominees, and “WITHHOLD” on, or not vote “for”, any Company nominee. Diana intends to vote all of their own shares of Common Stock to “WITHHOLD” on the Company Nominees.
The Diana Parties have no knowledge of any facts that would reasonably prevent the determination by the Genco Board that each of the Diana Nominees is independent under applicable standards, including the Exchange Act, paragraph (a)(1) of Item 407 of Regulation S-K, applicable rules of New York Stock Exchange, the Company’s Corporate Governance Guidelines, and applicable Marshall Islands law.
In addition, each Diana Nominee understands that, if elected as a director of the Company, such Diana Nominee would have an obligation to act in the best interests of the Company and the stockholders in accordance with his or her duties as a director.
If at least four of the Diana Nominees are elected, they will constitute a majority on the Genco Board; however, the Diana Nominees intend to work actively with the other Genco Board members to extent not all Diana Nominees are elected to the Genco Board (including the non-Diana Nominees) to discuss alternatives to unlock shareholder value. By utilizing their respective experience and by working constructively with all Board members, the Diana Nominees believe they can effect positive change at the Company.

If the Diana Parties are successful in electing at least four of the Diana Nominees at the 2026 Annual Meeting, then a “change of control” of the Company may be deemed to have occurred for purposes of certain agreements of the Company and/or its subsidiaries. Based on a review of certain of the Company’s publicly available documents, the election of four (4) of the Diana Nominees could potentially trigger change of control provisions under certain of the Company’s publicly filed agreements and debt instruments, including, without limitation, the Credit Agreement, dated as of August 3, 2021, by and among the Company, as borrower, the other persons party thereto as guarantors, Nordea Bank Abp, New York Branch, as administrative agent thereunder, and the other parties thereto, as amended, restated, supplemented or otherwise modified through the date of this Proxy Statement. As such, upon a change of control, unless the Company approves or nominates the Diana Nominees or otherwise validly causes such change of control provisions not to apply, the Company may become obligated to make substantial payments to its lenders, other counterparties and/or certain of its employees and directors. The Company Proxy Statement is expected to contain additional information regarding certain of these provisions. It is also possible that there are similar change of control provisions in contracts of the Company and its subsidiaries that have not been made publicly available. However, the Diana Parties believe that even if it should be determined that electing at least four (4) of the Diana Nominees would result in a “change in control” under such instruments, any potential effects from such a change in control would be outweighed by the benefits from an improved Board that includes the Diana Nominees. Stockholders are urged to conduct their own analyses of the effect of the election of the Diana Nominees on the Company’s contracts and form their own opinions.
We do not expect that any Diana Nominee will be unable to stand for election. If any Diana Nominee is unable to serve or for good cause will not serve, we may seek to replace such Diana Nominee with a substitute nominee to the extent substitution is permissible under applicable law and the Company’s organizational documents.
To the extent permissible under applicable law and the Company’s organizational documents, Diana reserves the right to further nominate, substitute or add additional persons, or subtract or remove persons, as nominees for election to the Genco Board, including without limitation in the event that (a) the Company purports to increase or decrease the number of directorships, (b) the Company makes or announces any changes to the By-Laws or takes or announces any other action that purports to have, or if consummated would purport to have, the effect of disqualifying any of the Diana Nominees or any additional or substitute nominee nominated pursuant to the foregoing and/or (c) any Diana Nominee is unable or hereafter becomes unwilling for any reason to serve as a director. In the case of any of the foregoing, Diana will give prompt written notice to the Company if it chooses to nominate any such additional or substitute nominees and the Diana Parties will disclose to stockholders the relevant information (including the identity of any such person, whether they have consented to being named in any proxy statement for the 2026 Annual Meeting and the information required by Items 5(b) and 7 of Schedule 14A with respect to such person). There can be no assurance that the Company will not assert that any additional or substitute nominations made pursuant to such reservation must separately comply with any advance notification requirements provided in the By-Laws. We further reserve the right to (a) withdraw any Diana Nominees and/or (b) nominate fewer than all of the Diana Nominees listed herein, though as of the date of the filing of this Proxy Statement, we are not aware of a circumstance that would require us to do so.
If we are permitted to substitute a nominee or propose an additional nominee, we will file and deliver supplemental proxy materials, including a revised proxy card, disclosing the information relating to any substitute nominee or additional nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act. Only in such case will the shares of Common Stock represented by the enclosed GOLD universal proxy card or GOLD voting instruction form be voted for substitute nominees or additional nominees.
The Participants have previously provided the required notice to the Company pursuant to the universal proxy rules, including Rule 14a-19(a)(1) under the Exchange Act. The Participants intend to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares of stock entitled to vote on the election of directors in support of the Diana Nominees and the Diana Proposals.

Information Regarding the Diana Nominees
Information pertaining to the Diana Nominees, including the name, age, present principal occupation, business address, and business experience for the past five years and certain other information, is set forth in the question and answer section of the proxy statement under the section entitled “Who are the Diana Nominees?”, which the Participants urge you to read. This information has been furnished to us by the Diana Nominees. Other than as disclosed in this Proxy Statement, including under the section directly below entitled “Arrangements between the Diana Nominees and the Other Participants”, there is no arrangement or understanding between any of the Nominees and any other person(s) pursuant to which any such Diana Nominee was or is to be selected as a director or nominee of the Company.
You should refer to the Company Proxy Statement, which may be accessed, once available, without cost on the SEC’s website at https://www.sec.gov, for the names, background, qualifications and other information concerning the Company’s nominees.
 Arrangements between the Diana Nominees and the Other Participants
Each Diana Nominee, in consideration of such Diana Nominee’s agreement to be a member of the slate of our nominees for election to the Genco Board (the “Slate”), has entered into a Nominee Agreement with Diana (collectively, the “Nominee Agreements”), pursuant to which such Diana Nominee has agreed to, among other things, be a nominee of Diana for election to the Genco Board at the 2026 Annual Meeting and not withdraw from such nomination prior to the 2026 Annual Meeting, be named as such in Diana’s solicitation materials, serve as a director if elected or appointed to the Genco Board, and coordinate with Diana with respect to the Diana Nominee’s public disclosures regarding the solicitation. Pursuant to the Nominee Agreements, Diana has agreed to indemnify each Diana Nominee against certain losses suffered, incurred or sustained by such Diana Nominee in connection with, and to advance legal fees incurred by such Diana Nominee in connection with any proceeding arising out of, the solicitation of proxies in support of such Diana Nominee’s election as a director of the Company or such Diana Nominee being a member of the Slate. Diana has further agreed in the Nominee Agreements to reimburse each Diana Nominee for certain reasonable, documented, out-of-pocket expenses incurred with Diana’s consent in connection with their being a member of the Slate, including, without limitation, travel expenses and, in certain circumstances, legal fees.
In addition, each Diana Nominee has executed a written consent agreeing to be named in the Company’s proxy materials and to serve as a director of the Company if so elected.
Mr. Hing Chao, a Diana Nominee, serves on the board of directors of Global Maritime Forum, an independent, non-profit organization, where Ms. Semiramis Paliou, the Chief Executive Officer and a director of Diana, also serves on the board of directors. Mr. Chao received no compensation for this role. Additionally, Mr. Hing Chao is the brother of Ms. Jane Chao, a director of Diana.
Other than the foregoing, there are no arrangements or understandings between or among any of the Participants in this solicitation or any other person or persons pursuant to which the nomination of the Diana Nominees described herein is to be made.
Compensation of the Company’s Directors
Except as otherwise described herein, if elected to the Genco Board, the Diana Nominees will not receive any compensation from Diana or the other Participants to serve as directors. We expect, however, that they will receive whatever compensation the Board has established for non-employee directors of the Company unless and until the Genco Board determines to change such compensation.

According to the to the Company’s Schedule 14A Proxy Statement, filed with the SEC on April 9, 2025 (the “Genco 2025 Proxy Statement”), non-employee directors of the Company were entitled to receive the following compensation in fiscal year 2024:
Annual Fee	$75,000 annually
Audit Committee Chair Fee	$20,000 annually
Other Committee Chair Fee	$15,000 annually
Audit Committee (non-chair) Member Retainer	$10,000 annually
Other Committee (non-chair) Member Retainer	$7,500 annually

Also, according to Genco 2025 Proxy Statement, for the Company’s 2024 fiscal year non-employee directors of the Company were each granted restricted share units (“RSUs”) with respect to 5,776 shares of Common Stock, representing a grant having a dollar value of $125,000 based on such closing price, with fractional shares rounded down.

The Company also reimburses its directors for all reasonable expenses incurred by them in connection with serving on the Genco Board or its committees.

The Participants also believe that the Company maintains, at its expense, a policy of insurance which insures its directors and officers. The Charter further provides (as further stated and qualified as set forth therein) that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for any breach of fiduciary duty in such capacity. The Charter also provides (as further stated and qualified as set forth therein) for indemnification of directors or officers, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended. Further, the By-Laws also provide (as further stated and qualified as set forth therein) that the Company will, to the fullest extent permitted by Marshall Islands law, indemnify any person who is or was a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness or potential witness) in any threatened, pending, or completed action, suit, or proceeding by reason of the fact that such person is or was (among other things) a director or officer of the Company. The Participants expect that the Diana Nominees, if elected, will be exculpated and indemnified in connection with their service as directors of the Company to the same extent exculpation and indemnification is provided to the current directors of the Company under the Charter and By-Laws and be covered by the policy of insurance which insures the Company’s directors and officers.

None of the Diana Nominees or any of their respective associates has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans, or other compensation, from, or in respect of, services rendered on behalf of the Company that is required to be disclosed under, or is subject to any arrangement described in Item 402 of Regulation S-K promulgated under the Exchange Act (“Regulation S-K”).  No Diana Nominee has any position or office with the Company, and no occupation or employment with which the Diana Nominees have been involved, during the past five years, was carried on with the Company or any company or organization that is a parent, subsidiary or other affiliate of the Company, and no Diana Nominee has ever served on the Genco Board.

Interests of the Diana Nominees

Each of the Diana Nominees may be deemed to have an interest in his or her nomination for election to the Genco Board by virtue of any compensation or other rights that each of the Diana Nominees may receive from the Company as a director if elected to the Genco Board; please see the section of this Proxy Statement entitled Compensation of the Company’s Directors directly above, and the Company Proxy Statement, which may be accessed, once available, without cost on the SEC’s website at https://www.sec.gov, for disclosures with respect to director compensation. We expect that the Diana Nominees, if elected, will be indemnified for service as a director of the Company to the same extent indemnification is provided to the current directors of the Company under the By-Laws and the Charter and be covered by the policy of insurance which insures the Company’s directors and officers.

Other than as set forth in this section of the Proxy Statement or in Annex A, none of the persons listed on Annex A of this Proxy Statement, including any Diana Nominee, or any associate of the foregoing persons, has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2026 Annual Meeting.

The information herein regarding each Diana Nominee has been furnished to us by such Diana Nominee.

THE DIANA PARTIES STRONGLY URGE YOU TO VOTE “FOR” EACH OF JENS  ISMAR,  GUSTAVE  BRUN-LIE, QUENTIN SOANES, PAUL CORNELL, CHAO SIS HING FRANCOIS, AND VIKTORIA POZIOPOULOU TO BE ELECTED TO THE GENCO BOARD, AND “WITHHOLD” ON THE ELECTION OF THE COMPANY NOMINEES.

THE DIANA PARTIES INTEND TO VOTE THEIR SHARES OF COMMON STOCK “FOR” THE ELECTION OF THE SIX DIANA NOMINEES AND “WITHHOLD” ON THE ELECTION OF THE SIX COMPANY NOMINEES.

PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

We expect that the Company Proxy Statement will include a proposal that Genco shareholders be asked to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as described in the Company Proxy Statement.

Additional information regarding this proposal will be contained in the Company Proxy Statement when it is filed by the Company with the SEC.

THE DIANA PARTIES MAKE NO RECOMMENDATION ON THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

THE DIANA PARTIES INTEND TO VOTE THEIR SHARES OF COMMON STOCK “AGAINST” THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL NO. 3
AUDITOR PROPOSAL

We expect that the Company Proxy Statement will include a proposal that Genco shareholders vote to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2026.

Additional information regarding this proposal will be contained in the Company Proxy Statement when it is filed by the Company with the SEC.

THE DIANA PARTIES RECOMMEND THAT YOU VOTE “FOR” THE AUDITOR PROPOSAL.

THE DIANA PARTIES INTEND TO VOTE THEIR SHARES OF COMMON STOCK “FOR” THE AUDITOR PROPOSAL.

PROPOSAL NO. 4
BY-LAW REPEAL PROPOSAL

The stockholders are being asked to adopt the By-Law Repeal Proposal to repeal each provision of, and each other amendment to, the By-Laws adopted by the Genco Board without the approval of the Company’s stockholders after August 28, 2025 (if any), which is the date of the most recent publicly disclosed amendment to the By-Laws. Pursuant to Article J of the Charter and Article XII, Section 1 of the By-Laws, the Company’s shareholders have the power to alter, amend, or repeal the By-Laws.
The Diana Parties believe that in order to ensure that the will of the Company’s stockholders with respect to the Diana Proposals is upheld, no effect should be given to any provision of, or other amendment to, the By-Laws unilaterally approved by the Genco Board after the date of the most recent publicly disclosed amendment to the By-Laws. The Company’s stockholders are therefore being asked to adopt a resolution that would repeal any provision of, or other amendment to, the By-Laws that the Genco Board adopted or adopts without the approval of the Company’s stockholders after August 28, 2025 and up to and including the date of the 2026 Annual Meeting, including, without limitation, any amendments the Genco Board adopts or adopted without public disclosure or that the Genco Board adopted or adopts in an effort to impede the effectiveness of the nomination of the Diana Nominees by (among other things) (a) negatively impacting the Diana Parties’ ability to solicit and/or obtain proxies from the Company’s stockholders, (b) contravening the will of the Company’s stockholders expressed in those proxies or (c) modifying the Company’s corporate governance regime.
As of the date of this Proxy Statement, the Participants are not aware of any specific By-Laws amendments that would be repealed by the adoption of the By-Law Repeal Proposal.
Accordingly, the Diana Parties urge stockholders to approve the following resolution:
“RESOLVED, that any provision of the By-Laws of the Company as of the effectiveness of this resolution that was not included in the Amended and Restated By-Laws or an amendment thereto, and filed with the Securities and Exchange Commission on or prior to August 28, 2025, be and hereby is repealed.”
The approval of the By-Law Repeal Proposal requires the affirmative vote of at least sixty-six and two-thirds (66-2/3%) of the shares of Common Stock outstanding and entitled to vote.
THE DIANA PARTIES STRONGLY URGE YOU TO VOTE “FOR” THE BY-LAW REPEAL PROPOSAL.
THE DIANA PARTIES INTEND TO VOTE THEIR SHARES OF COMMON STOCK “FOR” THE BY-LAW REPEAL PROPOSAL.

PROPOSAL NO. 5
STRATEGIC REVIEW PROPOSAL

The stockholders are being asked to adopt the Strategic Review Proposal because the Diana Parties believe that it is in the best interests of the shareholders of the Company to maximize value for all shareholders of the Company through a sale, business combination or other extraordinary transaction.

The Diana Parties believe that, following the 2026 Annual Meeting, the Genco Board should conduct a process to explore such potential strategic alternatives for the Company with the objective of maximizing value for the holders of Common Stock, and that the Genco Board should disclose the results of such process to the shareholders.  For this reason, the Diana Parties are proposing the Strategic Review Proposal.

Accordingly, the Diana Parties urge stockholders to approve the following resolution:
“RESOLVED, that the board of directors of the Company, with the assistance of a nationally recognized financial advisor, shall, promptly following the 2026 annual meeting of shareholders of the Company, conduct a process to explore strategic alternatives for the Company with the objective of maximizing value for the holders of Common Stock. The board of directors of the Company shall, at the conclusion of such process, disclose to the shareholders of the Company the results of such process.”
The approval of the Strategic Review Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the 2026 Annual Meeting.
THE DIANA PARTIES STRONGLY URGE YOU TO VOTE “FOR” THE STRATEGIC REVIEW PROPOSAL.
THE DIANA PARTIES INTEND TO VOTE THEIR SHARES OF COMMON STOCK “FOR” THE STRATEGIC REVIEW PROPOSAL.

OTHER PROPOSALS
Except as set forth in this Proxy Statement, we do not know of any other matters to be presented for approval by the stockholders at the 2026 Annual Meeting. If, however, we learn of any other proposals made at a reasonable time before the 2026 Annual Meeting, we will either supplement this Proxy Statement and provide stockholders with an opportunity to vote by proxy directly on such matters, or will not exercise discretionary authority with respect thereto. If other matters are properly presented thereafter, the persons named as proxies in the enclosed GOLD universal proxy card or GOLD voting instruction form will vote the shares of Common Stock represented thereby in accordance with their discretion pursuant to the authority granted in the proxy.
NO APPRAISAL OR DISSENTER’S RIGHTS
Stockholders will not have rights of appraisal or similar dissenter’s rights with respect to any matters identified in this Proxy Statement to be acted upon at the 2026 Annual Meeting.
SOLICITATION OF PROXIES
The solicitation of proxies for the Diana Nominees will be made by the Diana Parties. However, by virtue of Instruction 3 of Item 4 of Schedule 14A promulgated under the Exchange Act, each of the Participants may be considered participants in the solicitation.
Proxies may be solicited by mail, facsimile, telephone, electronic mail, Internet, in person and by advertisements. All written soliciting materials by the Participants, including any emails or scripts to be used in soliciting proxies, will be filed under the cover of Schedule 14A on the date of first use. Solicitations may also be made by certain of the respective partners, directors, officers, members and employees of the Participants, none of whom will receive additional compensation for such solicitation. The Diana Nominees, in their capacities as such, may make solicitations of proxies but will not receive compensation for acting as Diana Nominees.
Okapi has been retained by Diana to provide solicitation and advisory services in connection with the 2026 Annual Meeting. Pursuant to this engagement, Okapi will be paid a fee not to exceed $200,000 for its services, plus reimbursement of reasonable out-of-pocket expenses. Okapi may be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. It is anticipated that Okapi will employ up to [•] persons to solicit the Company’s stockholders as part of this solicitation. Okapi does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a “participant” in this proxy solicitation.
Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares of Common Stock held as of the Record Date. Diana will reimburse such custodians, nominees and fiduciaries for reasonable and documented expenses incurred in connection therewith.
The expense of soliciting proxies for the 2026 Annual Meeting incurred by or on the Participants’ behalf is being borne by Diana. If the Diana Parties are successful in this proxy solicitation, Diana may seek reimbursement of such solicitation expenses from the Company, but Diana does not intend to submit the question of such reimbursement to a vote of security holders of the Company. The Genco Board, which will include all six of the Diana Nominees, if all are elected, would be required to evaluate and consider any requested reimbursement consistent with their fiduciary duties to the Company and the stockholders. We anticipate that the total expenses that the Diana Parties will incur in furtherance of, or in connection with, the solicitation of proxies for the 2026 Annual Meeting and its efforts in respect of the related Acquisition Proposal will be approximately $[•]. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with any such solicitation and efforts. As of the date hereof, the Diana Parties have incurred approximately $[25,000] of solicitation expenses.

CERTAIN INFORMATION REGARDING THE PARTICIPANTS
As described herein, the Participants in the proxy solicitation are comprised of the Diana Parties and the Diana Nominees.
None of the Participants is, or was within the past year, party to any contract, arrangements or understanding with respect to securities of the Company.
The Participants may be deemed to have a material interest in the By-Law Repeal Proposal to the extent that the adoption of the By-Law Repeal Proposal counteracts any unilateral adoption, amendment or repeal of the By-Laws by the Genco Board that purports to impede the effectiveness of the nomination of the Diana Nominees by (i) negatively impacting the Participants’ ability to solicit and/or obtain proxies from the Company’s stockholders, (ii) contravening the will of the stockholders of the Company expressed in those proxies or (iii) modifying the Company’s corporate governance regime.
The Participants may be deemed to have a material interest in each of the Diana Proposals to the extent that the election of any of the Diana Nominees, or the adoption of the By-Law Repeal Proposal, would have the effect of facilitating the Acquisition Proposal, which could result in the Participants (and/or affiliates thereof) and their partners beneficially owning 100% of the Common Stock or of the Company’s assets. Further, to the extent that the Diana Proposals, irrespective of whether they result in the election of any of the Diana Nominees to the Genco Board, cause the Company to more substantially engage with the Participants regarding the Acquisition Proposal (and irrespective of whether such engagement results in the consummation of the Acquisition Proposal), the Participants may be deemed to have an interest in the Diana Proposals that are different from or in addition to those of other holders of the Common Stock.
The Participants may be deemed to have an interest in the Diana Proposals by virtue of their respective direct and/or indirect ownership of Common Stock, to the extent that the Diana Proposals may have an effect on the market price of the Common Stock. The Participants may also, from time to time, enter into and dispose of derivative instruments with one or more counterparties that are based on the value of the Common Stock, which transactions may be significant in amount. The profit, loss and/or return on such contracts may be wholly or partially dependent on the market value of the Common Stock and the Participants may therefore be deemed to have an interest in the Diana Proposals to the extent that the Diana Proposals may have an effect on the profit, loss and/or return on such contracts.
Other than as set forth herein, in Annex A or in the sections of this Proxy Statement entitled “Information Regarding the Diana Nominees”, “Arrangements between the Diana Nominees and the Other Participants” and “Compensation of Company Directors”, as of the filing of this Proxy Statement, no Participant and no associate of any Participant has any arrangement or understanding with any person or persons with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.
Annex A hereto includes information pertaining to the Participants in this solicitation, including, as applicable, the name, present principal occupation or employment, business address, and certain other information with respect to such Participants.
The Diana Parties, other than Diana, disclaims beneficial ownership of the Common Stock stated above as beneficially owned by Diana.
Each of the Diana Parties further disclaims beneficial ownership of any Company securities owned by any Diana Nominee.
The Diana Nominees are not the record or beneficial owners of any shares of Common Stock.

Information as to any substantial interest, direct or indirect, by security holdings or otherwise of the Participants in this solicitation with respect to the Diana Proposals is set forth in the section entitled “Interests of the Diana Nominees” above and/or herein. Except as otherwise set forth herein and in Annex A, which is incorporated herein by reference, none of the Participants in this solicitation beneficially owns any securities of the Company or has any personal ownership interest, direct or indirect, in any securities of the Company.
The Company has disclosed in the Form 10-K for the fiscal year ended December 31, 2025 that as of February 18, 2026, there were 43,317,810 shares of Common Stock outstanding. The Company’s definitive proxy statement, when it is filed with the SEC, is expected to provide the number of shares of Common Stock outstanding and entitled to vote at the 2026 Annual Meeting as of the Record Date.  Each share of Common Stock outstanding as of the Record Date shall be entitled to one vote on all matters presented at the 2026 Annual Meeting.
As of the date of this Proxy Statement, the Participants collectively beneficially owned 6,413,151 shares of Common Stock, constituting approximately 14.8% of the shares of Common Stock. Diana is the holder of record with respect to 1,000 of such shares.
As of the date hereof, the Participants hold securities of the Company in the amounts and manner indicated below.
Name	Ownership
Diana Shipping Inc.
Direct Holding: 6,413,151 shares of Common Stock, comprised of (i) 1,000 shares of Common Stock held in record name and (ii) 6,412,151 shares of Common Stock held in “street name”.
Aggregate Beneficial Ownership: All of the 6,413,151 shares of Common Stock described directly above.

Semiramis Paliou	Direct Holding: None. Aggregate Beneficial Ownership: None.
Simeon Palios	Direct Holding: None. Aggregate Beneficial Ownership: None.
Ioannis Zafirakis	Direct Holding: None. Aggregate Beneficial Ownership: None.
Maria Dede	Direct Holding: None. Aggregate Beneficial Ownership: None.
Margarita Veniou	Direct Holding: None. Aggregate Beneficial Ownership: None.
Evangelos Sfakiotakis	Direct Holding: None. Aggregate Beneficial Ownership: None.
Maria-Christina Tsemani	Direct Holding: None. Aggregate Beneficial Ownership: None.
Anastasios Margaronis	Direct Holding: None. Aggregate Beneficial Ownership: None.

Name	Ownership
Eleftherios Papatrifon	Direct Holding: None. Aggregate Beneficial Ownership: None.
Kyriacos Riris	Direct Holding: None. Aggregate Beneficial Ownership: None.
Apostolos Kontoyannis	Direct Holding: None. Aggregate Beneficial Ownership: None.
Simon Frank Peter Morecroft	Direct Holding: None. Aggregate Beneficial Ownership: None.
Jane Sih Ho Chao	Direct Holding: None. Aggregate Beneficial Ownership: None.
Jens Ismar	Direct Holding: None. Aggregate Beneficial Ownership: None.
Gustave Brun-Lie	Direct Holding: None. Aggregate Beneficial Ownership: None.
Quentin Soanes	Direct Holding: None. Aggregate Beneficial Ownership: None.
Paul Cornell	Direct Holding: None. Aggregate Beneficial Ownership: None.
Chao Sih Hing Francois	Direct Holding: None. Aggregate Beneficial Ownership: None.
Viktoria Poziopoulou	Direct Holding: None. Aggregate Beneficial Ownership: None.

The date of purchase and number of shares of Common Stock purchased by the Participants in the last two years are set forth in Annex A to this Proxy Statement.
Other than as set forth in this Proxy Statement or in Annex A hereto, no Participant in this solicitation owns any securities of the Company of record but not beneficially.
Set forth in Annex A hereto are transactions in the Company’s securities effected by the Participants within the past two years. Other than as disclosed in Annex A, no Participant has effected any transaction in securities of the Company in the past two years.
The securities of the Company described in Annex A hereto as purchased by the Participants were purchased by such Participants with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business). Other than as set forth in this Proxy Statement (including the immediately preceding sentence and the immediately succeeding section), no part of the purchase price or market value of any securities of the Company described in Annex A hereto are represented by funds that were borrowed or otherwise obtained for the purpose of acquiring or holding such securities by any Participant.

The shares of Common Stock which certain of the Participants hold in “street name” may be held in brokerage custodian accounts which, from time to time in the ordinary course, may utilize margin borrowing in connection with purchasing, borrowing or holding of securities, and such shares may thereby have been, or in the future may become, subject to the terms and conditions of such margin debt and terms, together with all other securities held therein.
Other than as set forth in this Proxy Statement or in Annex A hereto, after reasonable inquiry, no Participant, and no associate of any Participant in this solicitation, owns beneficially, directly or indirectly, or of record but not beneficially, any securities of the Company, or any parent or subsidiary of the Company.
Other than as set forth in this Proxy Statement or in Annex A hereto, no Participant in this solicitation and no associate of any Participant in this solicitation has had or will have a direct or indirect material interest in any transaction since the beginning of the Company’s last fiscal year or any currently proposed transactions in which the Company was or is to be a participant and the amount involved exceeds the lesser of (i) 1% of the Company’s total, assets and (ii) $120,000.
There are no material proceedings in which the Diana Nominees or any of their respective associates is a party adverse to the Company or any of its subsidiaries, or material proceedings in which such Diana Nominee or any such associate has a material interest adverse to the Company or any of its subsidiaries.
There exist no family relationships between any Diana Nominee and any director or executive officer of the Company.
None of the Diana Nominees has been involved in any legal proceedings during the past ten years that would be required to be disclosed under Item 401(f) of Regulation S-K promulgated under the Exchange Act and that are material to an evaluation of the ability or integrity of any such nominee to become a director of the Company.
As of the date of this Proxy Statement, there are no material legal proceedings to which the Participants or any of their respective associates are a party adverse to the Company or any of its subsidiaries, or material legal proceedings in which the Participants or any such associates have a material interest adverse to the Company or any of its subsidiaries.
During the past ten (10) years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).
None of the Diana Nominees is a current or former officer of the Company and no Diana Nominee was an employee of the Company during the fiscal year ended December 31, 2025. During such fiscal year, no executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity of which any Diana Nominee was an executive officer. There exist no interlocking relationships that would have required disclosure under Item 407(e)(4) of Regulation S-K, had the Diana Nominees been directors of the Company.

CERTAIN ADDITIONAL INFORMATION
Some banks, brokerage firms, dealers, trust company and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders sharing an address. We will promptly deliver a separate copy of the document to you if you write or call our proxy solicitor, Okapi Partners LLC, by phone at 855-305-0857 (toll free) or email at info@okapipartners.com. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact our proxy solicitor at the above address and phone number.
Because the Diana Parties have initiated a contested proxy solicitation, we understand that banks and brokers with account holders who are stockholders of the Company will not be householding our proxy materials.
This Proxy Statement is dated [•], 2026. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to stockholders shall not create any implication to the contrary.
In addition to carefully reading this Proxy Statement in its entirety, you are advised to carefully read any additional soliciting materials that may be filed under cover of Schedule 14A in respect of this solicitation when such materials become available, as they may contain additional important information. You may obtain a free copy of this Proxy Statement and any additional soliciting materials that we file with the SEC at the SEC’s website at https://www.sec.gov, or by contacting Okapi at the address and phone number indicated above.
Please refer to the Company’s Annual Report and the Company Proxy Statement, which may be accessed, once available, without cost on the SEC’s website at https://www.sec.gov, for certain additional information and disclosure required to be made by the Company in connection with the 2026 Annual Meeting and in accordance with applicable law.
YOUR VOTE IS IMPORTANT, NO MATTER HOW FEW SHARES OF COMMON STOCK YOU OWN. THE DIANA PARTIES STRONGLY URGE YOU TO VOTE “FOR” EACH OF GUSTAVE BRUN-LIE, PAUL CORNELL, CHAO SIH HING FRANCOIS, JENS ISMAR, VIKTORIA POZIOPOULOU AND QUENTIN SOANES TO BE ELECTED TO THE GENCO BOARD, “WITHHOLD” ON THE ELECTION OF THE COMPANY NOMINEES, “FOR” THE BY-LAW REPEAL PROPOSAL, AND “FOR” THE STRATEGIC REVIEW PROPOSAL, AND RECOMMEND THAT YOU VOTE “FOR” THE AUDITOR PROPOSAL AND “AGAINST” THE “SAY ON PAY” PROPOSAL, BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED GOLD UNIVERSAL PROXY CARD OR GOLD VOTING INSTRUCTION FORM IN THE POSTAGE PAID ENVELOPE PROVIDED TO YOU WITH THIS PROXY STATEMENT. WE MAKE NO RECOMMENDATION WITH RESPECT TO THE ELECTION OF THE OTHER COMPANY NOMINEES.
IF YOU HAVE SIGNED THE GOLD UNIVERSAL PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE ALL THE SHARES OF COMMON STOCK REPRESENTED BY THE GOLD UNIVERSAL PROXY CARD “FOR” EACH OF GUSTAVE BRUN-LIE, PAUL CORNELL, CHAO SIH HING FRANCOIS, JENS ISMAR, VIKTORIA POZIOPOULOU AND QUENTIN SOANES TO BE ELECTED TO THE GENCO BOARD, “WITHHOLD” ON THE ELECTION OF THE COMPANY NOMINEES, “FOR” THE AUDITOR PROPOSAL, “AGAINST” THE “SAY ON PAY” PROPOSAL, “FOR” THE APPROVAL OF THE BY-LAW REPEAL PROPOSAL, AND “FOR” THE STRATEGIC REVIEW PROPOSAL
IF YOU SIGN, DO NOT MARK AND RETURN A GOLD VOTING INSTRUCTION FORM TO YOUR BROKER, YOUR BROKER WILL CAUSE YOUR SHARES OF COMMON STOCK TO BE VOTED IN ACCORDANCE WITH THE FOREGOING INSTRUCTIONS APPLICABLE TO A SIGNED AND UNMARKED GOLD UNIVERSAL PROXY CARD.
PLEASE DO NOT RETURN ANY UNIVERSAL PROXY CARD YOU MAY RECEIVE FROM THE COMPANY OR OTHERWISE AUTHORIZE A PROXY (OTHER THAN ON THE GOLD UNIVERSAL PROXY CARD OR GOLD VOTING INSTRUCTION FORM DELIVERED BY US TO YOU) TO VOTE YOUR SHARES OF COMMON STOCK AT THE 2026 ANNUAL MEETING, NOT EVEN AS A PROTEST VOTE. IF YOU HAVE ALREADY SENT A PROXY CARD TO THE COMPANY OR OTHERWISE AUTHORIZED A PROXY TO VOTE YOUR SHARES OF COMMON STOCK AT THE 2026 ANNUAL MEETING, IT IS NOT TOO LATE TO CHANGE YOUR VOTE. TO REVOKE YOUR PRIOR PROXY AND CHANGE YOUR VOTE, SIMPLY DATE, SIGN AND RETURN THE ENCLOSED GOLD UNIVERSAL PROXY CARD OR GOLD VOTING INSTRUCTION FORM IN THE POSTAGE-PAID ENVELOPE PROVIDED OR FOLLOW THE INSTRUCTIONS ON YOUR GOLD UNIVERSAL PROXY CARD TO VOTE BY TELEPHONE OR VIA THE INTERNET. ONLY YOUR LATEST DATED PROXY WILL BE COUNTED.

INCORPORATION BY REFERENCE
WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S DEFINITIVE PROXY STATEMENT RELATING TO THE 2026 ANNUAL MEETING (WHICH HAS NOT YET BEEN FILED BY THE COMPANY) BASED ON OUR RELIANCE ON RULE 14a-5(c) UNDER THE EXCHANGE ACT. SUCH DISCLOSURE OMITTED FROM THIS PROXY STATEMENT AND EXPECTED TO BE INCLUDED IN THE COMPANY’S DEFINITIVE PROXY STATEMENT INCLUDES: CERTAIN BIOGRAPHICAL INFORMATION AND INFORMATION ABOUT THE BACKGROUNDS AND QUALIFICATIONS OF THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS, INFORMATION CONCERNING ALL MATTERS REQUIRING THE APPROVAL OF STOCKHOLDERS, INCLUDING THE ELECTION OF DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, INFORMATION CONCERNING ANY ARRANGEMENTS WHICH MAY RESULT IN A CHANGE IN CONTROL OF THE COMPANY, SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE OF THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS, INFORMATION CONCERNING CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, INFORMATION CONCERNING THE COMPANY’S PROCEDURES FOR NOMINATING DIRECTORS, INFORMATION CONCERNING THE COMMITTEES OF THE GENCO BOARD AND OTHER INFORMATION CONCERNING THE GENCO BOARD SUCH AS LEADERSHIP STRUCTURE, BOARD MEETING AND ATTENDANCE, INFORMATION ON HOW TO OBTAIN DIRECTIONS TO BE ABLE TO ATTEND AND VOTE AT THE 2026 ANNUAL MEETING AND VOTE LIVE; AND PROCEDURES FOR SUBMITTING PROPOSALS FOR INCLUSION IN THE COMPANY PROXY STATEMENT AT THE NEXT ANNUAL MEETING. INFORMATION CONCERNING THE DATE BY WHICH STOCKHOLDER PROPOSALS INTENDED TO BE PRESENTED AT THE NEXT ANNUAL MEETING OF STOCKHOLDERS MUST BE RECEIVED BY THE COMPANY FOR INCLUSION IN THE COMPANY PROXY STATEMENT AND FORM OF PROXY FOR THAT MEETING IS ALSO EXPECTED TO BE INCLUDED IN THE COMPANY’S DEFINITIVE PROXY STATEMENT RELATING TO THE 2026 ANNUAL MEETING WHEN IT IS FILED BY THE COMPANY.
SHAREHOLDERS ARE DIRECTED TO REFER TO THE COMPANY’S DEFINITIVE PROXY STATEMENT (WHEN IT BECOMES AVAILABLE) AND ANNUAL REPORT FOR CERTAIN ADDITIONAL INFORMATION AND DISCLOSURE REQUIRED TO BE MADE BY THE COMPANY IN CONNECTION WITH THE 2026 ANNUAL MEETING, INCLUDING THE COMPANY’S NOMINEES AS REQUIRED BY ITEM 7 OF SCHEDULE 14A, AND IN ACCORDANCE WITH APPLICABLE LAW. STOCKHOLDERS CAN ACCESS THE COMPANY’S DEFINITIVE PROXY STATEMENT (WHEN IT BECOMES AVAILABLE) AND ANY OTHER RELEVANT DOCUMENTS DISCLOSING THIS INFORMATION, WITHOUT COST, ON THE SEC’S WEBSITE AT WWW.SEC.GOV. STOCKHOLDERS SHOULD REFER TO THE COMPANY’S DEFINITIVE PROXY STATEMENT FOR THE 2026 ANNUAL MEETING WHEN IT IS FILED BY THE COMPANY, IN ORDER TO REVIEW THIS DISCLOSURE. THE INFORMATION CONCERNING THE COMPANY CONTAINED IN THIS PROXY STATEMENT HAS BEEN TAKEN FROM, OR IS BASED UPON, PUBLICLY AVAILABLE DOCUMENTS ON FILE WITH THE SEC AND OTHER PUBLICLY AVAILABLE INFORMATION. ALTHOUGH WE HAVE NO KNOWLEDGE THAT WOULD INDICATE THAT STATEMENTS RELATING TO THE COMPANY CONTAINED IN THIS PROXY STATEMENT IN RELIANCE UPON PUBLICLY AVAILABLE INFORMATION ARE INACCURATE OR INCOMPLETE, TO DATE WE HAVE NOT HAD ACCESS TO THE BOOKS AND RECORDS OF THE COMPANY, WERE NOT INVOLVED IN THE PREPARATION OF SUCH INFORMATION AND STATEMENTS AND ARE NOT IN A POSITION TO VERIFY SUCH INFORMATION AND STATEMENTS. ALL INFORMATION RELATING TO ANY PERSON OTHER THAN THE PARTICIPANTS IS GIVEN ONLY TO OUR KNOWLEDGE. SEE ANNEX B FOR INFORMATION REGARDING PERSONS WHO MAY BE DEEMED TO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES OF COMMON STOCK AND THE OWNERSHIP OF THE SHARES OF COMMON STOCK BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.
March [•], 2026
Thank you for your consideration and support.
Diana Shipping Inc.

ANNEX A

INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION
Diana Shipping Inc., Semiramis Paliou, Simeon Palios, Ioannis Zafirakis, Maria Dede, Margarita Veniou, Evangelos Sfakiotakis, Maria-Christina Tsemani, Anastasios Margaronis, Kyriacos Riris, Apostolos Kontoyannis, Eleftherios Papatrifon, Simon Frank Peter Morecroft, Jane Sih Ho Chao, Gustave Brun-Lie, Paul Cornell, Chao Sih Hing Francois, Jens Ismar, Viktoria Poziopoulou, and Quentin Soanes may be deemed “participants” under SEC rules in this solicitation. Information regarding the participants in the solicitation is set forth below.
Except as described herein, no Participant in this solicitation beneficially owns any securities of the Company or has any personal ownership interest, direct or indirect, in any securities of the Company. Set forth in this Annex A are transactions in the Company’s securities effected by the participants in this solicitation within the past two years.
The shares of Common Stock that the Participants hold in “street name” may be held in brokerage custodian accounts which, from time to time in the ordinary course, may utilize margin borrowing in connection with purchasing, borrowing or holding of securities, and such shares of Common Stock may thereby have been, or in the future may become, subject to the terms and conditions of such margin debt and terms, together with all other securities held therein.
Except as described herein, as of the date hereof, no part of the purchase price or market value of any securities of the Company described in Annex A are represented by funds that were borrowed or otherwise obtained for the purpose of acquiring or holding such securities by any participant.
PERSONS MAKING THE SOLICITATION:
The name, principal business address and the principal occupation or employment of the Diana Parties is set forth below.
Diana Shipping Inc. is a Marshall Islands corporation whose principal business address is Pendelis 16, 175 64 Palaio Faliro, Athens, Greece. The principal business of Diana Shipping Inc. is the provision of shipping transportation services through its ownership and bareboat charter-in of dry bulk vessels.
Semiramis Paliou is a citizen of Greece. Ms. Paliou’s principal business address is Pendelis 16, 175 64 Palaio Faliro, Athens, Greece. The principal occupation of Ms. Paliou is business executive and such occupation is conducted through Diana as a director and the Chief Executive Officer of Diana.
 Simeon Palios is a citizen of Greece. Mr. Palios’ principal business address is Pendelis 16, 175 64 Palaio Faliro, Athens, Greece. The principal occupation of Mr. Palios is business executive and such occupation is conducted through Diana as a director and the chair of the board of directors of Diana.
Ioannis Zafirakis is a citizen of Greece. Mr. Zafirakis’ principal business address is Pendelis 16, 175 64 Palaio Faliro, Athens, Greece. The principal occupation of Mr. Zafirakis is business executive and such occupation is conducted through Diana as a director and the President of Diana.
Maria Dede is a citizen of Greece. Ms. Dede’s principal business address is Pendelis 16, 175 64 Palaio Faliro, Athens, Greece. The principal occupation of Ms. Dede is business executive and such occupation is conducted through Diana as Co-Chief Financial Officer and Treasurer of Diana.
Margarita Veniou is a citizen of Greece. Ms. Veniou’s principal business address is Pendelis 16, 175 64 Palaio Faliro, Athens, Greece. The principal occupation of Ms. Veniou is business executive and such occupation is conducted through Diana as Chief Corporate Development, Governance & Communications Officer, Secretary and Corporate Contact of Diana.

Evangelos Sfakiotakis is a citizen of Greece. Mr. Sfakiotakis’ principal business address is Pendelis 16, 175 64 Palaio Faliro, Athens, Greece. The principal occupation of Mr. Sfakiotakis is business executive and such occupation is conducted through Diana as Chief Technical Investment Officer of Diana.
Maria-Christina Tsemani is a citizen of Greece. Ms. Tsemani’s principal business address is Pendelis 16, 175 64 Palaio Faliro, Athens, Greece. The principal occupation of Ms. Tsemani is business executive and such occupation is conducted through Diana as Chief People & Culture Officer of Diana.
Anastasios Margaronis is a citizen of Greece. Mr. Margaronis’ principal business address is Pendelis 16, 175 64 Palaio Faliro, Athens, Greece. The principal occupation of Mr. Margaronis is business executive and such occupation is conducted through Diana as a director of Diana.
Kyriacos Riris is a citizen of Greece. Mr. Riris’ principal business address is Pendelis 16, 175 64 Palaio Faliro, Athens, Greece. The principal occupation of Mr. Riris is business executive and such occupation is conducted through Diana as a director of Diana.
Apostolos Kontoyannis is a citizen of Greece. Mr. Kontoyannis’ principal business address is Pendelis 16, 175 64 Palaio Faliro, Athens, Greece.  The principal occupation of Mr. Kontoyannis is business executive and such occupation is conducted through Diana as a director of Diana.
Eleftherios Papatrifon is a citizen of Greece. Mr. Papatrifon’s principal business address is Pendelis 16, 175 64 Palaio Faliro, Athens, Greece.  The principal occupation of Mr. Papatrifon is business executive and such occupation is conducted through Diana as a director of Diana.
Simon Frank Peter Morecroft is a citizen of the United Kingdom. Mr. Morecroft’s principal business address is Pendelis 16, 175 64 Palaio Faliro, Athens, Greece. The principal occupation of Mr. Morecroft is business executive and such occupation is conducted through Diana as a director of Diana.
Jane Sih Ho Chao is a citizen of the People’s Republic of China. Ms. Chao’s principal business address is Pendelis 16, 175 64 Palaio Faliro, Athens, Greece. The principal occupation of Ms. Chao is business executive and such occupation is conducted through Diana as a director of Diana.
Diana Nominees
Please see the Q&A entitled “Who are the Diana Nominees”, above.
TRANSACTIONS IN THE SECURITIES OF THE COMPANY
Diana Party Transactions
Entity/Person	Trade Date	Transaction	Quantity	Price Per Share (Daily Weighted)	Security/Instrument
Diana Shipping Inc.	9/29/25	Purchase	2,121,859	$19.64	Common Stock
Diana Shipping Inc.	7/31/25	Purchase	255,000	$16.01	Common Stock
Diana Shipping Inc.	7/30/25	Purchase	120,000	$16.10	Common Stock
Diana Shipping Inc.	7/29/25	Purchase	183,830	$16.10	Common Stock
Diana Shipping Inc.	7/28/25	Purchase	160,000	$16.27	Common Stock
Diana Shipping Inc.	7/25/25	Purchase	121,581	$16.24	Common Stock
Diana Shipping Inc.	7/24/25	Purchase	60,000	$16.24	Common Stock
Diana Shipping Inc.	7/23/25	Purchase	74,979	$16.07	Common Stock
Diana Shipping Inc.	7/17/25	Purchase	2,963	$14.99	Common Stock

Entity/Person	Trade Date	Transaction	Quantity	Price Per Share (Daily Weighted)	Security/Instrument
Diana Shipping Inc.	7/16/25	Purchase	560,180	$14.74	Common Stock
Diana Shipping Inc.	7/15/25	Purchase	388,521	$14.67	Common Stock
Diana Shipping Inc.	7/14/25	Purchase	163,628	$14.96	Common Stock
Diana Shipping Inc.	7/11/25	Purchase	7,079	$14.95	Common Stock
Diana Shipping Inc.	7/10/25	Purchase	74,657	$14.76	Common Stock
Diana Shipping Inc.	7/7/25	Purchase	100,000	$14.12	Common Stock
Diana Shipping Inc.	7/3/25	Purchase	73,100	$13.91	Common Stock
Diana Shipping Inc.	7/1/25	Purchase	82,507	$13.14	Common Stock
Diana Shipping Inc.	6/30/25	Purchase	120,000	$13.10	Common Stock
Diana Shipping Inc.	6/27/25	Purchase	120,000	$13.34	Common Stock
Diana Shipping Inc.	6/25/25	Purchase	60,000	$13.14	Common Stock
Diana Shipping Inc.	6/23/25	Purchase	220,000	$13.22	Common Stock
Diana Shipping Inc.	6/20/25	Purchase	120,000	$13.27	Common Stock
Diana Shipping Inc.	6/17/25	Purchase	80,000	$13.79	Common Stock
Diana Shipping Inc.	6/16/25	Purchase	60,000	$13.94	Common Stock
Diana Shipping Inc.	6/4/25	Purchase	111,591	$13.41	Common Stock
Diana Shipping Inc.	6/3/25	Purchase	35,530	$12.97	Common Stock
Diana Shipping Inc.	5/30/25	Purchase	49,965	$13.24	Common Stock
Diana Shipping Inc.	5/29/25	Purchase	120,000	$13.02	Common Stock
Diana Shipping Inc.	5/28/25	Purchase	120,000	$13.17	Common Stock
Diana Shipping Inc.	5/27/25	Purchase	50,000	$13.20	Common Stock
Diana Shipping Inc.	5/23/25	Purchase	50,000	$13.03	Common Stock
Diana Shipping Inc.	5/22/25	Purchase	120,000	$13.23	Common Stock
Diana Shipping Inc.	5/21/25	Purchase	50,000	$13.63	Common Stock
Diana Shipping Inc.	5/09/25	Purchase	30,000	$13.58	Common Stock
Diana Shipping Inc.	5/07/25	Purchase	32,881	$13.40	Common Stock
Diana Shipping Inc.	5/06/25	Purchase	80,000	$13.58	Common Stock
Diana Shipping Inc.	5/05/25	Purchase	40,000	$13.70	Common Stock
Diana Shipping Inc.	4/30/25	Purchase	30,800	$12.98	Common Stock
Diana Shipping Inc.	4/29/25	Purchase	8,346	$12.99	Common Stock
Diana Shipping Inc.	4/28/25	Purchase	40,000	$12.81	Common Stock
Diana Shipping Inc.	4/25/25	Purchase	20,000	$12.84	Common Stock
Diana Shipping Inc.	4/24/25	Purchase	45,074	$12.71	Common Stock
Diana Shipping Inc.	4/23/25	Purchase	49,080	$12.67	Common Stock

Diana Nominee Transactions
None.

CERTAIN TRANSACTIONS BY DIANA NOMINEES
The Diana Nominees have had no transactions with respect to the Company’s securities during the past two years.

ANNEX B

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless noted otherwise in the footnotes following the table, the following table is reprinted from the Company’s  preliminary proxy statement filed with the SEC on [•], 2026

PRELIMINARY COPY - SUBJECT TO COMPLETION

IMPORTANT

Your vote is important. No matter how many shares of Common Stock you own, please give us your proxy to vote (i) FOR the election of the Diana Nominee and (ii) in accordance with our recommendations on the other proposals on the agenda for the 2026 Annual Meeting by COMPLETING, SIGNING, DATING AND MAILING the enclosed GOLD universal proxy card or GOLD voting instruction form TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares of Common Stock are held in the name of a bank, brokerage firm, dealer, trust company or other institution or nominee, only it can vote such shares and only upon receipt of your specific instructions. Depending upon your broker, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by completing, signing, dating and returning the enclosed GOLD voting form to your bank, brokerage firm, dealer, trust company or other institution or nominee.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Okapi Partners LLC using the contact information set forth below.

If you have any questions, require assistance in voting your GOLD universal proxy card or GOLD voting instruction form, or need additional copies of the Participants’ proxy materials, please contact Okapi Partners LLC using the contact information provided here:

Okapi Partners LLC
1212 Avenue of the Americas, 17th Floor
New York, NY 10036

Banks and Brokerage Firms, Please Call: (212) 297-0720
Shareholders and All Others Call Toll-Free: (855) 305-0857
E-mail: info@okapipartners.com

PRELIMINARY COPY - SUBJECT TO COMPLETION
Dated March [•], 2026

GOLD PROXY CARD

GENCO SHIPPING AND TRADING LIMITED

2026 ANNUAL MEETING OF SHAREHOLDERS

THIS GOLD PROXY CARD IS SOLICITED BY DIANA SHIPPING INC., SEMIRAMIS PALIOU, SIMEON PALIOS, IOANNIS ZAFIRAKIS, MARIA DEDE, MARGARITA VENIOU, EVANGELOS SFAKIOTAKIS, MARIA-CHRISTINA TSEMANI, ANASTASIOS MARGARONIS, KYRIACOS RIRIS, APOSTOLOS KONTOYANNIS, ELEFTHERIOS PAPATRIFON, SIMON FRANK PETER MORECROFT, AND
JANE SIH HO CHAO (THE “DIANA PARTIES”)

THE BOARD OF DIRECTORS OF GENCO SHIPPING AND TRADING LIMITED  IS NOT SOLICITING THIS PROXY

PROXY

The undersigned hereby appoints Semiramis Paliou and Ioannis Zafirakis and each of them (in each case with the power to act without the others) with full power of substitution, as proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of common stock (the “Common Stock”) of Genco Shipping and Trading Limited  (the “Company” or “Genco”), that the undersigned would be entitled to vote if personally present at the 2026 annual meeting of shareholders of the Company, including any adjournments or postponements thereof, or any special meeting that may be called in lieu thereof (the “2026 Annual Meeting”), and to vote such shares in their discretionary authority as to any and all other matters that may properly come before the 2026 Annual Meeting that are unknown to the Diana Parties a reasonable time before the 2026 Annual Meeting.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Common Stock held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue or in furtherance hereof. If properly executed, this Proxy will be voted as marked on the reverse and in the discretion of the herein named proxyholders or their substitutes with respect to any other matters as may properly come before the 2026 Annual Meeting that are unknown to the Diana Parties a reasonable time before the 2026 Annual Meeting.

IF THIS PROXY IS SIGNED AND RETURNED, IT WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF YOU DO NOT SPECIFY HOW THE PROXY SHOULD BE VOTED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIANA NOMINEES, “WITHHOLD” ON THE ELECTION OF THE COMPANY NOMINEES, “AGAINST” THE APPROVAL OF A NON-BINDING, ADVISORY RESOLUTION REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026, “FOR” THE REPEAL OF EACH PROVISION OF, AND EACH AMENDMENT TO, THE COMPANY’S AMENDED AND RESTATED BY-LAWS THAT THE BOARD OF DIRECTORS OF THE COMPANY ADOPTED OR ADOPTS WITHOUT THE APPROVAL OF THE SHAREHOLDERS OF THE COMPANY AFTER AUGUST 28, 2025, AND “FOR” THE APPROVAL OF A RESOLUTION THAT THE BOARD OF DIRECTORS OF THE COMPANY, PROMPTLY FOLLOWING THE 2026 ANNUAL MEETING, CONDUCT A PROCESS TO EXPLORE STRATEGIC ALTERNATIVES FOR THE COMPANY WITH THE OBJECTIVE OF MAXIMIZING VALUE OF THE HOLDERS OF COMMON STOCK.

This Proxy will be valid until the completion of the 2026 Annual Meeting. This Proxy will only be valid in connection with the Diana Parties’ solicitation of proxies for the 2026 Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting:

This Proxy Statement and our GOLD proxy card are available at no charge on the SEC’s website, which is www.sec.gov.

IMPORTANT: PLEASE SIGN, DATE, AND MAIL THIS PROXY CARD PROMPTLY!
CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.

PRELIMINARY COPY - SUBJECT TO COMPLETION
Dated March [•], 2026

GOLD UNIVERSAL PROXY CARD

☒ Please mark vote as in this example

THE DIANA PARTIES STRONGLY RECOMMEND THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE SIX DIANA NOMINEES AND VOTE “WITHHOLD” ON EACH OF THE SIX COMPANY NOMINEES.

Proposal 1: Election of directors to the Company’s Board of Directors to serve for a one-year term expiring at the next annual meeting of the Company’s shareholders or until their successors are duly elected and qualified.

You may submit votes “FOR” up to six nominees in total. You are permitted to vote for less than six nominees. Importantly, if you mark more than six “FOR” boxes with respect to the election of directors on this GOLD universal proxy card, all of your votes for the election of directors will be deemed invalid. If you mark fewer than six “FOR” boxes with respect to the election of directors, this proxy card, when duly executed, will be voted only “FOR” those nominees you have so marked.

The Diana Parties recommend that you vote “FOR” each of the following Diana Nominee.

DIANA NOMINEE	FOR	WITHHOLD
Chao Sih Hing Francois	☐	☐
Gustave Brun-Lie	☐	☐
Jens Ismar	☐	☐
Paul Cornell	☐	☐
Quentin Soanes	☐	☐
Viktoria Poziopoulou	☐	☐

The Diana Parties recommend that you vote “WITHHOLD” on the election of the  Company Nominees.

Company Nominee	FOR	WITHHOLD
[•]	☐	☐
[•]	☐	☐
[•]	☐	☐
[•]	☐	☐
[•]	☐	☐
[•]	☐	☐

The Diana Parties Make No Recommendation with Respect to Proposal No. 2.

Proposal 2. To approve a non-binding, advisory resolution regarding the compensation of the Company’s named executive officers.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Diana Parties Recommend You Vote “FOR” Proposal No. 3.

Proposal 3: To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 2026.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Diana Parties Recommend You Vote “FOR” Proposal No. 4.

Proposal 4: To approve the repeal of each provision of, and each amendment to, the By-Laws of the Company, as amended through August 28, 2025, adopted by the Company’s Board of Directors without the approval of the shareholders of the Company subsequent to August 28, 2025.

☐ FOR	☐ AGAINST	☐ ABSTAIN

 The Diana Parties Recommend You Vote “FOR” Proposal No. 5.

Proposal 5: To approve a resolution that the Company’s Board of Directors, with the assistance of a nationally recognized financial advisor, promptly following the 2026 Annual Meeting, conduct a process to explore strategic alternatives for the Company with the objective of maximizing value of the holders of Common Stock, and that the Company’s Board of Directors, at the conclusion of such process, disclose to Company shareholders the results of such process.

☐ FOR	☐ AGAINST	☐ ABSTAIN

DATED: ____________________________

(Signature)

(Signature, if held jointly)

(Title)

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) HEREON. WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. ATTORNEYS, EXECUTORS, ADMINISTRATORS, TRUSTEES AND OTHER FIDUCIARIES SHOULD INDICATE THE CAPACITY IN WHICH THEY ARE SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.